EXHIBIT 10.44

EXECUTION COPY

AMENDMENT No. 1 TO
AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of January 11, 2012 (this “Amendment”), is entered into by and among STEEL DYNAMICS, INC., an Indiana corporation, (the “Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as administrative agent (in such capacity,  the “Administrative Agent”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, PNC CAPITAL MARKETS LLC and WELLS FARGO SECURITIES LLC, as joint lead arrangers (collectively, the “Joint Lead Arrangers”) and each of the undersigned banks and other financial institutions party hereto as lenders (in such capacity, the “Term Lenders”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the 2011 Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the financial institutions from time to time party thereto as lenders (the “Lenders”), and the other agents party thereto, entered into that certain Amended and Restated Credit Agreement, dated as of September 29, 2011 (such Amended and Restated Credit Agreement, as in effect immediately prior to giving effect to this Amendment, the “2011 Credit Agreement”);

(2)           The Borrower has requested, pursuant to Section 2.17 of the 2011 Credit Agreement, that (a) the Term Lenders collectively provide term loans (“Term Advances”) under an Incremental Term Loan Facility (such Incremental Term Loan Facility, the “Term Facility”), in an aggregate amount of $275,000,000 (the “Aggregate  Term Commitment”) on the Effective Date (as defined below), and each Term Lender is prepared to make a portion of such Aggregate Term Commitment, and to provide a portion of the Term Advances pursuant thereto, in the respective amounts set forth on Schedule 1 hereto, in each case subject to the other terms and conditions set forth herein and (b) Administrative Agent, the Joint Lead Arrangers and the Term Lenders amend the 2011 Credit Agreement as described herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Administrative Agent, the Term Lenders, the Borrower and the Joint Lead Arrangers hereby covenant and agree as follows:

SECTION 1.           Amendments to Credit Agreement.   Effective as of the Effective Date (a defined below), the 2011 Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the 2011 Credit Agreement attached as Annex A hereto (the 2011 Credit Agreement, as so amended, the “Amended Credit Agreement”).

SECTION 2.           Conditions of Effectiveness.  This Amendment shall become effective as of the first date upon which each of the conditions precedent set forth below in this Section 2 shall be satisfied (such date, the “Effective Date”):

(a)           The Paying Agent shall have received a number of copies reasonably determined by the Administrative Agent of:

(i)                                     counterparts of this Amendment executed by each Term Lender, the Borrower, the Administrative Agent and the Joint Lead Arrangers; and

(ii)           counterparts of the Consent (the “Consent”) in the form attached as  Annex B hereto, executed by each of the Loan Parties (other than the Borrower).

(b)           The Paying Agent shall have received a Notice of Borrowing, completed and delivered in accordance with the terms of Section 2.02 of the 2011 Credit Agreement.

(c)           The Paying Agent shall have received (i) certified copies of the resolutions of the board of directors of (A) the Borrower approving this Amendment and the matters contemplated hereby and (B) each other Loan Party evidencing approval of the Consent  and the matters contemplated hereby  and thereby, (ii)(A) copies of the articles or certificate of incorporation or formation of each Loan Party, together with all amendments and modifications thereto as of the date of delivery, certified as of a recent date by the Secretary of State of the state of incorporation or formation, or (B) a certification from the Responsible Officer of each Loan Party to the effect that there have been no amendments, modifications or other changes to the articles or certificate of incorporation or formation of each Loan Party delivered to the Paying Agent by the Borrower on September 29, 2011 pursuant to the terms of the 2011 Credit Agreement dated as of such date, (iii) (A) certified copies of the bylaws or membership agreement of each Loan Party, together with all amendments and modifications thereto as of the date of delivery, or (B) a certification from the Responsible Officer of each Loan Party to the effect that there have been no amendments, modifications or other changes to the bylaws or membership agreement of each Loan Party delivered to the Paying Agent by the Borrower on September 29, 2011 pursuant to the terms of the 2011 Credit Agreement dated as of such date, (iv) a certificate of good standing, or certificate of existence, as applicable, of each Loan Party, dated as of a recent date from the Secretary of State of the state of incorporation or organization of such Loan Party, and (v) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Consent and the matters contemplated hereby and thereby.

(d)           The Paying Agent shall have received a certificate of a Responsible Officer of the Borrower, certifying that, before and after giving effect to the incurrence of Debt under the Term Facility, and the drawings thereunder on the Effective Date, (i) the representations and warranties contained in Article IV of the 2011 Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (g) and (h) of Section 4.01 of the 2011 Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (b) and (c), respectively, of Section 5.03 of the 2011 Credit Agreement, (ii) no Default exists, (iii) the Borrowing Base exceeds the Borrowing Base Obligations at such time, (iv) the Borrower is in pro forma compliance with the covenants in Section 5.04 of the 2011 Credit Agreement and (v) the incurrence of debt under the Term Facility and the Liens securing such Debt is permitted under the Related Documents and all other documents evidencing  Debt incurred pursuant to Section 5.02(b)(i)(C) of the 2011 Credit Agreement (including after giving pro forma effect to a full drawing of the Term Facility) (together with calculations in detail reasonably satisfactory to the Joint Lead Arrangers).

(e)           The Paying Agent shall have received a certificate of a Responsible Officer of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Amendment and the Consent .

(f)            Each Term Lender shall, to the extent requested, have received a Term Note (as defined in the Amended Credit Agreement) payable to the order of such Term Lender.

(g)           The Paying Agent shall have received originally executed copies of a written opinion of Barrett & McNagny, LLP and Greenberg Traurig LLP counsel for the Loan Parties, each in form and substance reasonably satisfactory to the Joint Lead Arrangers.

(h)           Borrower shall have paid:

(i)            to the Administrative Agent all out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel for the Administrative Agent) in connection with the negotiation, preparation and delivery of this Amendment; and

(ii)           to the Administrative Agent, for the account of each Term Lender, as fee compensation for such Term Lender’s commitment, a fee in an amount equal to 0.50% of the aggregate principal amount of such Term Lender’s Term Commitment on the Effective Date, and such fee shall be in all respects fully earned, due and payable on the Effective Date and non-refundable and non-creditable thereafter.

SECTION 3.           Joinder of Additional Lenders.

(a)           Without limiting the generality of clause (b) below, each Term Lender who is not a Lender under the 2011 Credit Agreement immediately prior to giving effect to this Amendment (such Term Lender, an “Additional Lender”) (i) confirms that it has received a copy of the 2011 Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) agrees that it has, independently and without reliance on any Agent, the Joint Lead Arrangers or any other Lender Party and based on the financial statements referred to in Section 4.01 of the 2011 Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, (iii) agrees that it will, independently and without reliance upon any Agent, the Joint Lead Arrangers or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement and (iv) appoints and authorizes the Joint Lead Arrangers and each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Joint Lead Arrangers and such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.

(b)           Upon the effectiveness of this Amendment, each of the undersigned Additional Lenders (i) shall become Lenders under (and as defined in) the Amended Credit Agreement and (ii) agrees that it shall have all of the rights and obligations of Lenders under (and as defined in) the Amended Credit Agreement.  It is hereby understood and agreed that this Section 3 shall be deemed to constitute the joinder agreement referenced in Section 2.17(c) of the 2011 Credit Agreement.

SECTION 4.           Reference to and Effect on the Loan Documents.

(a)           On and after the Effective Date, each reference in the 2011 Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the 2011 Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the 2011 Credit Agreement, shall mean and be a reference to the 2011 Credit Agreement, as amended by this Amendment.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Agreement, in each case subject to the terms thereof.

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(b)           The 2011 Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.

(c)           Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under the 2011 Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any provision of the 2011 Credit Agreement or any Loan Document.  This Amendment shall constitute a Loan Document for all purposes.

SECTION 5.           Confirmation of Representations and Warranties.

(a)           The Borrower hereby represents and warrants, both on and as of the date hereof and on and as of the Effective Date, that all representations and warranties contained in the 2011 Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification) in all respects on such respective dates.

(b)           The Borrower represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby has been duly and validly taken, (ii) this Amendment has been duly authorized, executed and delivered by it, and (iii) this Amendment does not (A) contravene the Borrower’s charter or bylaws, (B) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (C) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their properties or (D) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries.

(c)           The Borrower hereby represents and warrants that, both on and as of the date hereof and on and as of the Effective Date, both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default.

SECTION 6.           Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the state of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

STEEL DYNAMICS, INC.

By:	/Richard Poinsatte/
	Name:	Richard Poinsatte
	Title:	Vice President & Treasurer

[Signature Page]

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Term Lender

By:	/Susan J. Dimmick/
	Name:	Susan J. Dimmick
	Title:	Senior Vice President

PNC BANK CAPITAL MARKETS LLC,
as Joint Lead Arranger

By::	/John Platek/
	Name:	John Platek
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arranger

By:	/Peter W. Hofmann/
	Name:	Peter W. Hofmann
	Title:	Director

BANK OF AMERICA, N.A.,
as a Term Lender

By::	/David McCauley/
	Name:	David McCauley
	Title:	Director

WELLS FARGO SECURITIES LLC,
as Joint Lead Arranger

By::	/Jeffrey M. Foley/
	Name:	Jeffrey M. Foley
	Title:	Managing Director

[Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Term Lender

By:	/ Rosalie C. Hawley /
	Name:	Rosalie C. Hawley
	Title:	Vice President

FIFTH THIRD BANK, as a Term Lender

By:	/ Mike Gifford /
	Name:	Mike Gifford
	Title:	Vice President

JP MORGAN CHASE BANK, NA, as a Term Lender

By:	/ Gitanjali Pundir /
	Name:	Gitanjali Pundir
	Title:	Vice President

MORGAN STANLEY BANK, N.A., as a Term Lender

By:	/ Sherrese Clarke /
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

RBS CITIZENS, N.A., as a Term Lender

By:	/ André A. Nazareth /
	Name:	André A. Nazareth
	Title:	Senior Vice President

[Signature Page]

SUNTRUST BANK, as a Term Lender

By:	/ David Simpson/
	Name:	David Simpson
	Title:	Vice President

BMO HARRISS FINANCING, INC., as a Term Lender

By:	/ Thad D. Rasche /
	Name:	Thad D. Rasche
	Title:	Director

GOLDMAN SACHS BANK USA, as a Term Lender

By:	/ Mark Walton/
	Name:	Mark Walton
	Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as a Term Lender

By:	/ John M. Eyerman /
	Name:	John M. Eyerman
	Title:	Assistant Vice President

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH, as a Term Lender

By:	/Chu-I Hung/
	Name:	Chu-I Hung
	Title:	Vice President & General
Manager

[Signature Page]

THE NORTHERN TRUST COMPANY, as a Term Lender

By:	/ Mike Fornal /
	Name:	Mike Fornal
	Title:	Vice President

[Signature Page]

Annex A

[Form of Amended 2011 Credit Agreement Attached]

~~Execution Copy~~

ANNEX A to Amendment No. 1

CUSIP Number: 858120AE8

$1,~~100~~375,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 29, 2011

Among

STEEL DYNAMICS, INC.

as Borrower

and

THE INITIAL LENDERS, INITIAL ISSUING BANK AND

SWING LINE BANK NAMED OR DESCRIBED HEREIN

as Initial Lenders, Initial Issuing Bank and Swing Line Bank

and

PNC BANK, NATIONAL ASSOCIATION

as Collateral Agent

and

PNC BANK, NATIONAL ASSOCIATION

as Administrative Agent

and

BANK OF AMERICA, N.A.

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Syndication Agents

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

PNC CAPITAL MARKETS LLC

WELLS FARGO SECURITIES LLC

as Joint Lead Arrangers and Joint Bookrunners

and

DEUTSCHE BANK SECURITIES INC.

JPMORGAN CHASE BANK, N.A.

as Documentation Agents

T A B L E  O F  C O N T E N T S

Section 3.03.	Determinations Under Section 3.01	70

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.	Representations and Warranties of the Borrower	71

ARTICLE V

COVENANTS OF THE BORROWER

Section 5.01.	Affirmative Covenants	77
Section 5.02.	Negative Covenants	82
Section 5.03.	Reporting Requirements	89
Section 5.04.	Financial Covenants	92

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01.	Events of Default	93
Section 6.02.	Actions in Respect of the Letters of Credit upon Default	96

ARTICLE VII

THE AGENTS, ETC.

Section 7.01.	Authorization and Action	96
Section 7.02.	Reliance, Etc.	97
Section 7.03.	Bank of America, N.A., PNC Bank, Wells Fargo Bank, National Association and Affiliates	97
Section 7.04.	Lender Party Credit Decision	98
Section 7.05.	Indemnification	98
Section 7.06.	Successor Agents	99
Section 7.07.	The Joint Lead Arrangers, the Syndication Agents and the Documentation Agents	100

ARTICLE VIII

MISCELLANEOUS

Section 8.01.	Amendments, Etc.	100
Section 8.02.	Notices, Etc.	101
Section 8.03.	No Waiver; Remedies	101
Section 8.04.	Costs and Expenses	102
Section 8.05.	Right of Set-off	104
Section 8.06.	Binding Effect	104

SCHEDULES

Schedule A	-	Existing Letter of Credit
Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Subsidiary Guarantors
Schedule 4.01(a)	-	Loan Parties
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)	-	Disclosed Litigation
Schedule 4.01(o)	-	Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(q)	-	Open Years
Schedule 4.01(s)	-	Existing Debt
Schedule 4.01(t)	-	Surviving Debt
Schedule 4.01(u)	-	Liens
Schedule 4.01(v)	-	Investments
Schedule 4.01(w)	-	Intellectual Property

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Term Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Security Agreement
Exhibit E	-	Form of Subsidiary Guaranty
Exhibit F	-	Form of Solvency Certificate
Exhibit G-1	-	Form of Opinion of Barrett & McNagny, LLC, Counsel to the Loan Parties
Exhibit G-2	-	Form of Opinion of Greenberg Traurig LLP, Counsel to the Loan Parties
Exhibit H	-	Form of Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 29, 2011 among Steel Dynamics, Inc., an Indiana corporation (the “Borrower”), the banks, financial institutions and other lenders listed on the signature pages hereof as the Initial Lenders (the “Initial Lenders”), PNC Bank, National Association (“PNC Bank”), as the Initial Issuing Bank (the “Initial Issuing Bank” and, together with the Initial Lenders, the “Initial Lender Parties”), PNC Bank, as the Swing Line Bank (as hereinafter defined), PNC Bank, as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, in such capacity, the “Collateral Agent”), and PNC Bank, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, in such capacity, the “Administrative Agent” and, together with the Collateral Agent and the Paying Agent (as defined herein), the “Agents”), for the Lender Parties (as hereinafter defined), Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Deutsche Bank Securities Inc. and JPMorgan Chase Bank, N.A., as Documentation Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and Wells Fargo Securities LLC, as Joint Lead Arrangers (in such capacity, the “Joint Lead Arrangers”) and Joint Bookrunners (in such capacity, the “Joint Bookrunners”).

PRELIMINARY STATEMENTS:

(1)           The Borrower entered into that certain Amended and Restated Credit Agreement dated as of June 19, 2007 and (as amended, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”) with the lenders party thereto from time to time, PNC Bank, as agent for the lenders party thereto and Banc of America Securities LLC and PNC Capital Markets, as Joint Lead Arrangers and Bank of America, N.A. and PNC Capital Markets LLC, as the syndication agent thereunder, pursuant to which the lenders thereunder (the “Existing Lenders”) were committed to make extensions of credit to the Borrower on the terms and conditions set forth therein, including: (a) $924,000,000 in revolving credit loans, (b) a $100,000,000 letter of credit sublimit, including existing letters of credit separately issued by PNC Bank under the Existing Credit Agreement and listed on Schedule A hereto (the “Existing Letters of Credit”) and (c) a $40,000,000 swingline subfacility (together with the existing revolving credit facility and the Existing Letters of Credit, the “Existing Facility”).

(2)           The Borrower desires to refinance and/or rollover the amounts outstanding under the Existing Facility (the “Refinancing”).

(3)           In order to effect the Refinancing and to finance certain ongoing working capital and general corporate needs of the Borrower and the Subsidiary Guarantors, the Borrower desires to, among other things, increase the commitment to make revolving loans to an aggregate principal amount of up to $1,100,000,000, increase the letter of credit sublimit to an aggregate amount at any time outstanding of up to $150,000,000, increase the swingline subfacility to an aggregate principal amount of $50,000,000 and obtain Commitments to make Advances and other credit extensions as set forth herein.

(4)           In connection with the foregoing, the Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrower pursuant to the terms hereof, and the Lenders (including the Existing Lenders that are parties hereto) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth herein, and it has been agreed by the parties hereto that (a) the commitments which the Existing Lenders that are parties hereto extended to the Borrower under the Existing Credit Agreement and the commitments of new Lenders that become parties hereto shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement and (b) to the extent the other Obligations outstanding under the Existing Credit Agreement are not refinanced in connection with the Refinancing, such Obligations shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained herein.

(5)           All existing Obligations that are not refinanced in connection with the Refinancing, are and shall continue to be (and all Obligations incurred pursuant hereto shall be) secured by, among other things, the Collateral Documents.

NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated, in its entirety as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.          Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Advance” means, a Revolving Credit Advance, a Swing Line Advance ~~or~~, a Letter of Credit Advance or a Term Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Agreement” means, on any date, the Existing Credit Agreement, as amended and restated by this Amended and Restated Credit Agreement, as further amended by Amendment

No. 1 and as hereafter from time to time further amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount equal to:  (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, and (ii) such Loan Party or Subsidiary was the sole “Affected Party”; or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

“Alternative Currency” means each of Euro, Sterling, Yen, Swiss Francs, Canadian Dollars, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.05.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Paying Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Commitments and $250,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Commitments.

“Amendment No. 1” means that certain Amendment No. 1 to this Agreement dated as of January 11, 2012 by and among the Borrower, the Administrative Agent, the Joint Lead Arrangers and the Term Lenders.

“Amendment No. 1 Effective Date” means the date on which the conditions to effectiveness set forth in Section 2 of Amendment No. 1 have been satisfied.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury

Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means,

(i) in respect of a Revolving Credit Advance, Swing Line Advance or a Letter of Credit Advance, (a) prior to delivery of financial statements for the fiscal quarter ending September 30, 2011 pursuant to Section 5.03(c), (x) 1.50% in the case of Eurodollar Rate Advances and (y) 0.50% in the case of Base Rate Advances and (b) thereafter, a percentage per annum determined by reference to the Total Gross Leverage Ratio as set forth below:

Total Gross Leverage Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I < 1.50 : 1.0	0%	1.00%
Level II > 1.50 : 1.0, but < than 2.50 : 1.0	0.25%	1.25%
Level III > 2.50 : 1.0, but < than 3.50 : 1.0	0.50%	1.50%
Level IV > 3.50 : 1.0, but < than 4.50 : 1.0	0.75%	1.75%
Level V > 4.50 : 1.0	1.00%	2.00%

(ii) in respect of a Term Advance, (a) prior to delivery of financial statements for the fiscal quarter ending March 31, 2012 pursuant to Section 5.03(c), (x) 1.50% in the case of Eurodollar Rate Advances and (y) 0.50% in the case of Base Rate Advances and (b) thereafter, a percentage per annum determined by reference to the Total Gross Leverage Ratio as set forth below:

Total Gross Leverage Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I < 1.50 : 1.0	0%	1.00%
Level II > 1.50 : 1.0, but < than 2.50 : 1.0	0.25%	1.25%
Level III > 2.50 : 1.0, but < than 3.50 : 1.0	0.50%	1.50%
Level IV > 3.50 : 1.0, but < than 4.50 : 1.0	0.75%	1.75%
Level V > 4.50 : 1.0	1.00%	2.00%

The Applicable Margin for each Base Rate Advance and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the ratio in effect from time to time as reflected in the financial statements most recently delivered pursuant to Section 5.03(b) or (c), as the case may be; provided, however, that in any event, (a) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Paying Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Financial Officer of the Borrower demonstrating such ratio, and (b) the Applicable Margin shall be at Level V for so long as the Borrower has not submitted to the Paying Agent the information described in clause (a) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Paying Agent or Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, with respect to (a) the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

“Approved Fund” means, (a) any CLO and (b) with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Assignment and Assumption” means, an assignment and assumption entered into by a Lender Party and an Eligible Assignee, and (to the extent required) accepted by the Paying Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

“Australian Dollars” means the lawful currency of Australia.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Available Basket Amount” means, as at any date of determination, the sum of (a) $300,000,000 plus (b) 50% of Consolidated Net Income of the Borrower for the period commencing on July 1, 2011 and ending on the last day of the most recently ended fiscal quarter plus (c) 100% of the aggregate net cash proceeds received by the Borrower after the Effective Date from the issue or sale of Equity Interests of the Borrower or any of its Subsidiaries.

“Base Rate” means, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)                                  the Prime Rate;

(b)                                 1/2 of 1% per annum above the Federal Funds Rate; and

(c)                                  the Eurodollar Rate that would be payable on such day for a Eurodollar Rate Advance with a one-month interest period plus 1%.

If for any reason the Paying Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate, including the inability or failure of the Paying Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of this definition, until the circumstances giving rise to such inability no longer exist.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change.

“Base Rate Advance” means, an Advance that bears interest as provided in Section 2.07(a)(i).  All Base Rate Advances shall be denominated in Dollars.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means, the account of the Borrower maintained by the Borrower with BMO Harris Bank, N.A., as confirmed in writing by the Borrower to the Paying Agent, or such other account as the Borrower shall specify in writing to the Paying Agent.

“Borrowing” means, a Revolving Credit Borrowing ~~or~~, a Swing Line Borrowing~~.~~ or a Term Borrowing.

“Borrowing Base” means the aggregate of (a) 85% of the book value of accounts receivables that constitute Collateral and (b) 65% of the book value of inventory that constitutes Collateral.

“Borrowing Base Obligations” means the sum of (a) the Dollar Equivalent of the aggregate principal amount of outstandings under the Revolving Credit Facility at such time (including outstanding Letters of Credit and Swing Line Advances) plus (b) the aggregate amount of obligations outstanding under Secured Cash Management Agreements at such time plus (c) the aggregate Agreement Value of all Secured Hedge Agreements at such time.  For the avoidance of doubt, it is understood and agreed that no amount of obligations outstanding under the Term Facility shall be included in the Borrowing Base Obligations.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (i) if the applicable Business Day relates to any Advance to which the Eurodollar Rate applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market, (ii) with respect to advances or payments of Advances or any other matters relating to Advances denominated in an Alternative Currency, such day also shall be a day on which dealings in deposits in the relevant Alternative Currency are carried on in the Relevant Interbank Market, and (iii) with respect to advances or payments of Advances denominated in an Alternative Currency other than the Euro or the Canadian dollar, such day shall also be a day on which all applicable banks into which Advance proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency and (iv) with respect to advances or payments of Advances denominated in Euro such day shall be a TARGET Day.

“Canadian Dollar” means the lawful currency of Canada.

“Capitalized Leases” means, all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means, any of the following, to the extent owned by the Borrower or any of the Subsidiary Guarantors free and clear of all Liens other than Liens created under the Collateral Documents having a maturity of not greater than 400 days from the date of acquisition thereof unless otherwise specified herein, and marketable for cash by the Borrower or such Subsidiary Guarantor in no more than 30 days:  (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $15,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-2” (or the then equivalent grade) by Moody’s Investors Service, Inc. or “A-2” (or the then equivalent grade) by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in (i) money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, (ii) any 2a-7 regulated money market mutual fund that has the highest long-term credit rating obtainable from either Moody’s or S&P, and (iii) any offshore money market mutual fund that has the highest long-term credit rating obtainable from either Moody’s or S&P, or (e) bankers’ acceptances maturing and being liquidated in full within 270 days after the date of purchase and issued by any Lender that has, at the time of issuance, a short-term credit rating of at least A-1 from S&P and at least P-1 from Moody’s.

“CERCLA” means, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means, the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued

“Change of Control” means, the occurrence of any of the following:  (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Borrower; (b) individuals who on the Effective Date constitute the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination by the board of directors of the Borrower for election by the Borrower’s stockholders was approved by a vote of at least two-thirds of the members of the board of directors of the Borrower then in office who either were members of the board of directors of the Borrower on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office; (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower or (d) any “Change of Control” or “Change in Control” as defined in the Indentures or under any other Debt permitted under this Agreement.

“CLO” means, any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Collateral” means, all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties which, for the avoidance of doubt, shall include the Subject Property.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Documents” means, the Security Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment ~~or~~, a Letter of Credit Commitment or a Term Commitment.

“Commitment Fee” means (a) prior to delivery of financial statements for the fiscal quarter ending September 30, 2011 pursuant to Section 5.03(c), 0.35% per annum and (b) thereafter, a percentage per annum determined by reference to the Total Gross Leverage Ratio (the “Commitment Fee Percentage”) as set forth below:

Total Gross Leverage Ratio	Commitment Fee Percentage
Level I < 1.50 : 1.0	0.25%
Level II > 1.50 : 1.0, but < than 2.50 : 1.0	0.30%
Level III > 2.50 : 1.0, but < than 3.50 : 1.0	0.35%
Level IV > 3.50 : 1.0, but < than 4.50 : 1.0	0.40%
Level V > 4.50 : 1.0	0.45%

The Commitment Fee shall be determined by reference to the ratio in effect from time to time as reflected in the financial statements most recently delivered pursuant to Section 5.03(b) or (c), as the case may be; provided, however, that in any event, (a) no change in the Commitment Fee shall be effective until three Business Days after the date on which the Paying Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or

(c), as the case may be, and a certificate of the Financial Officer of the Borrower demonstrating such ratio, and (b) the Commitment Fee shall be at Level V for so long as the Borrower has not submitted to the Paying Agent the information described in clause (a) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

“Confidential Information” has the meaning specified in Section 8.10.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Net Income” means, of any Person for any period, the net income or loss of such Person for such period determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement (other than Obligations to make take-or-pay or similar payments pursuant to contracts entered into by such Person in the ordinary course of business not inconsistent with the prior practice of such Person) or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

“Debt for Borrowed Money” of any Person means, without duplication, all items described in clauses (a), (c), (e), (f) and, to the extent it supports an obligation of the type described in any of clauses (a), (c), (e) and (f), any item described in clause (i) or (j), in each case of the definition of Debt.

“Default” means, any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Termination Notice” has the meaning specified in Section 2.01(e).

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder,  including in respect of its Advances or participations in respect of Letters of Credit or Swing Line Advances, within three Business Days of the date required to be funded by it hereunder, unless, other than with respect to participations in respect of Letters of Credit or Swing Line Advances, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notification or public statement relates to such Lender’s obligation to fund an Advance (other than a participation in respect of Letters of Credit or Swing Line Advances) hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notification or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disclosed Litigation” has the meaning specified in Section 3.01(f).

“Documentation Agents” has the meaning specified in the recital of parties to this Agreement.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Paying Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Paying Agent.

“EBITDA” means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss) excluding any extraordinary, unusual or nonrecurring gains and any extraordinary, unusual or nonrecurring losses comprised of Non-Cash Charges, (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense and (f) unrealized gains or losses associated with financial instruments, in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for such period (and, in the case of clauses (b) through (f), to the extent deducted or added in determining the net income described in clause (a)).

“Effective Date” means, the first date on which the conditions set forth in Article III shall have been satisfied.

“Eligible Assignee” means, any commercial bank or financial institution (including, without limitation any Approved Fund) as approved by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing at the time of such assignment, by the Borrower (such approvals not to be unreasonably withheld or delayed); provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided, however, that (a) neither any Loan Party nor any

Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition and (b) no approval of the Administrative Agent or the Borrower shall be required for assignments to Affiliates or Approved Funds of Lender Parties or for assignments to Lenders.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Action” means, any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means, any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means, any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means, the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means, (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Liabilities” has the meaning specified in the definition of “Eurodollar Rate Reserve Percentage”.

“Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Paying Agent.

“Eurodollar Rate” means (a)  with respect to Dollar Advances to which the Eurodollar Rate applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US Dollar deposits are offered by leading banks in the London interbank deposit market (for purposes hereof, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to the principal amount of such Advance and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.  The Eurodollar Rate with respect to Dollar Advances may also be expressed by the following formula:

Eurodollar Rate =	London interbank offered rate quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1
1.00 – Eurodollar Rate Reserve Percentage

The Eurodollar Rate shall be adjusted with respect to any Advance to which the Eurodollar Rate applies that is outstanding on the effective date of any change in the Eurodollar Rate Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(b)        with respect to Advances denominated in an Alternative Currency that are in currency to which the Eurodollar Rate applies for any Interest Period, the interest rate per annum determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in the relevant Alternative Currency are offered by leading banks in the Relevant Interbank Market), or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the relevant Alternative Currency for an amount comparable to the principal amount of such Advance and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage.  Such Eurodollar Rate may also be expressed by the following formula:

Eurodollar Rate =	Relevant Interbank Market offered rate quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1
1.00 – Eurodollar Rate Reserve Percentage

The Eurodollar Rate shall be adjusted with respect to any Advance to which the Eurodollar Rate applies that is outstanding on the effective date of any change in the Eurodollar Rate Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.  The Eurodollar Rate for any Advances shall be based upon the Eurodollar Rate for the currency in which such Advances are requested.

“Eurodollar Rate Advance” means, an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” shall mean as of any day the maximum percentage in effect on such day, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”); and (ii) to be maintained by a Lender as required for reserve liquidity, special deposit, or similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a Euro-Rate is to be determined, or (B) any category of extension of credit or other assets that includes Advances to which a Eurodollar Rate applies.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Subsidiary” means each of Speedbird Aviation, LLC, an Indiana limited liability company, Paragon Steel Enterprises LLC, an Indiana limited liability company, STLD Holdings, Inc., an Indiana corporation, Dynamic Aviation LLC, an Indiana limited liability company, Shredded Products II, LLC, an Indiana limited liability company, OmniSource Mexico, LLC, an Indiana limited liability company, SDI Sub, LLC, an Indiana limited liability company, OmniSource Athens, LLC, an Indiana limited liability company, OmniSource Bay City, LLC, an Indiana limited liability company, Capitol City Metals, LLC, an Indiana limited liability company, Raeford Salvage Company, Inc., a North Carolina corporation, Lumberton Recycling Company, Inc., a North Carolina corporation and Cohen & Green Salvage Co., Inc., a North Carolina corporation, each of their respective direct and indirect subsidiaries and each other Subsidiary of the Borrower designated by the Borrower as an Excluded Subsidiary by written notice to the Joint Lead Arrangers in accordance with Section 5.01(j); provided that, in the event any Excluded Subsidiary guarantees any Debt of the Borrower or any Subsidiary Guarantor (other than the Obligations set forth herein), then such Subsidiary shall be required to execute and deliver a guaranty and a security agreement supplement and all other necessary documents in accordance with Section 5.01(j), and such Excluded Subsidiary shall be considered a Subsidiary Guarantor  (and cease to be an Excluded Subsidiary) for all purposes set forth herein.

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements hereto.

“Existing Facility” has the meaning specified in the Preliminary Statements hereto.

“Existing Debt” means, the Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

“Existing Lenders” has the meaning specified in the Preliminary Statements hereto.

“Existing Letters of Credit” has the meaning specified in the Preliminary Statements hereto.

“Extraordinary Receipt” means, any cash received by or paid to or for the account of any Person not in the ordinary course of business, consisting of proceeds of insurance, condemnation awards (and payments in lieu thereof) and indemnity payments, in each case, with respect to assets constituting Collateral; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to inventory are applied (or in respect of which expenditures were previously incurred) to replace or repair the inventory in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 12 months after the occurrence of such damage or loss or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Facility” means, the Revolving Credit Facility, the Swing Line Facility ~~or~~, the Letter of Credit Facility or the Term Facility.

“Federal Funds Rate” means, for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the  Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Rate for such day shall be the “open” rate on the immediately preceding Business Day.  If and when the Federal Funds Rate changes, the rate of interest with respect to any advance to which the Federal Funds Rate applies will change automatically without notice to the Borrower or any other Loan Party, effective on the date of any such change.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Fee Letter” means each of the fee letters between any of the Joint Lead Arrangers and the Borrower entered into in respect of either (a) this Agreement and the Revolving Credit Facility or (b) Amendment No. 1 and the Term Facility.

“Financial Officer” means, any of the Chief Executive Officer, the Chief Financial Officer, the Treasurer and the Assistant Secretary.

“Fiscal Year” means, a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Advances other than any portion as to which such Defaulting Lender’s purchase obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Advances other than Swing Line Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Funded Debt” of any Person means, Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

“GAAP” has the meaning specified in Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranties” means, collectively, each Subsidiary Guaranty entered into from time to time.

“Guarantors” means, the Subsidiary Guarantors.

“Hazardous Materials” means, (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means, interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Hedge Bank” means, any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

“Incremental Facility” has the meaning specified in Section 2.17.

“Incremental Facility Effective Date” has the meaning specified in Section 2.17.

“Incremental Revolving Credit Facility” has the meaning specified in Section 2.17.

“Incremental Term Facility” has the meaning specified in Section 2.17.

“Indemnified Party” has the meaning specified in Section 8.04(b).

“Indentures” means, each indenture governing the Senior Notes, as each such indenture may be amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

“Information Memorandum” means any confidential information memorandum used by the Joint Lead Arrangers in connection with the syndication of the Commitments.

“Initial Extension of Credit” means, the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

“Initial Issuing Bank”, “Initial Lender Parties” and “Initial Lenders” each has the meaning specified in the recital of parties to this Agreement.

“Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, in each case, of or by the Borrower and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, two, three or six months (or nine or twelve months if consented to by all Lenders), as the Borrower may, upon notice received by the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, that, the duration of each Interest Period with respect to a Eurodollar Rate Advance denominated in an Alternative Currency shall be one month; provided, further, that:

(a)           the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

(b)           Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c)           whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(d)           whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

(e)           at any one time no more than ten different Interest Periods shall be in effect.

“Internal Revenue Code” means, the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Inventory” means, all Inventory referred to in Section 1(b) of the Security Agreement.

“Investment” in any Person means, any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.

“Issuing Bank” means, the Initial Issuing Bank, any other financial institution approved as an Issuing Bank by the Paying Agent and the Borrower, any Eligible Assignee to

which all or a portion of a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Paying Agent of its assumption of such duties, for so long as such Initial Issuing Bank, financial institution or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment and in any case with respect to the Existing Letters of Credit, PNC Bank, BMO Harris Bank, N.A. and U.S. Bank National Association.

“Joint Lead Arrangers” has the meaning specified in the recitals of parties to this Agreement.

“L/C Cash Collateral Account” has the meaning specified in the Security Agreement.

“L/C Related Documents” has the meaning specified in Section 2.04(e)(ii).

“Lender Party” means, any Lender, any Issuing Bank or the Swing Line Bank.

“Lenders” means, the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 or Section 2.17(c), in each case, for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Letter of Credit Advance” means, an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

“Letter of Credit Commitment” means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment” or, if such Issuing Bank or a subsequent Issuing Bank has entered into an Assignment and Assumption, set forth for each such Issuing Bank in the Register maintained by the Paying Agent pursuant to Section 8.07(d) as such Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time and (b) $150,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Letters of Credit” means, collectively, (a) the letters of credit issued pursuant to Section 2.01(c) hereof from time to time and (b) the Existing Letters of Credit.

“Lien” means, any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Liquidity” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) Unrestricted Cash and (b) the aggregate amount of Revolving Credit Commitments as of such date minus the Dollar Equivalent of (i) outstanding Revolving Credit Advances, outstanding Swing Line Advances and Letter of Credit Advances as of such date and (ii) the Available Amount of all Letters of Credit outstanding as of such date.

“Loan Documents” means, (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) Amendment No. 1, (iii) the Notes, (~~iii~~iv) the Guaranties, (~~i~~v) the Collateral Documents, (vi) each Fee Letter and (vii) each Letter of Credit Agreement and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii~~)~~ ) Amendment No. 1, (iii) the Notes, (~~iii~~iv) the Guaranties, (~~i~~v) the Collateral Documents, (vi) each Fee Letter, (vii) each Letter of Credit Agreement, (viii) each Secured Hedge Agreement and (~~viii~~ix) each Secured Cash Management Agreement, in each case as amended.

“Loan Parties” means, the Borrower and the Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

“Material Adverse Effect” means, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document, (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party or (d) the Transaction.

“Mesabi Nugget” means, Mesabi Nugget Delaware, LLC, a Delaware limited liability company, Mesabi Mining, LLC, an Indiana limited liability company and Mining Resources, LLC, an Indiana limited liability company, or their respective parents or Subsidiaries, including, without limitation, any Excluded Subsidiary, involved directly or indirectly in the development, application and use of the Itmk3 technology.

“Multiemployer Plan” means, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means, a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means (a) with respect to any Extraordinary Receipt, the aggregate amount of cash and Cash Equivalents received in connection therewith and (b) with respect to the incurrence or issuance of any Debt, the excess of (x) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance of Debt less (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket fees and expenses incurred the Borrower or its Subsidiaries in connection with such incurrence or issuance of Debt to the extent such amounts were not deducted in determining the amount referred to in clause (x).

“Net Debt for Borrowed Money” of any Person means, (a) Consolidated Debt for Borrowed Money, less (b) Unrestricted Cash in an amount not to exceed $400,000,000.

“Non-Cash Charges” means, with respect to the Borrower and its Subsidiaries, for any period, the aggregate non-cash charges and expenses reducing net income of the Borrower and its Subsidiaries for such period, all as determined on a Consolidated basis; provided that “Non-Cash Charges” shall not include any such charges that require an accrual of or a reserve for cash for any future period.

“Note” means a Revolving Credit Note or a Term Note.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“Notice of Renewal” has the meaning specified in Section 2.01(c).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“Notice of Termination” has the meaning specified in Section 2.01(c).

“NPL” means, the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f).  Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Open Year” has the meaning specified in Section 4.01(q)(ii).

“Other Taxes” has the meaning specified in Section 2.12(b).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” has the meaning specified in Section 8.18.

“Paying Agent” means, PNC Bank, or any successor thereto in accordance with Article VII.

“Paying Agent’s Account” means, the account of the Paying Agent maintained by the Paying Agent at its offices in PNC Firstside Center, 500 First Avenue, P7-PFSC-04-I, Pittsburgh, Pennsylvania 15219, as confirmed by the Paying Agent in writing to the Lender Parties or such other account as the Paying Agent shall specify in writing to the Lender Parties.

“PBGC” means, the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Liens” means, such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:  (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days or otherwise are contested in good faith and for which a bond shall have been posted in the amount of such obligations and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; and (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations.

“Permitted Receivables Financing” means any Receivables Financing of a Permitted Receivables Financing Subsidiary that meets the following conditions: (a) such Permitted Receivables Financing (including financing terms, covenants, termination events and other provisions) shall be in the aggregate economically fair and reasonable to the Borrower and the Permitted Receivables Financing Subsidiary, (b) all sales and/or contributions of Permitted Receivables Financing Assets to the Permitted Receivables Financing Subsidiary shall be made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms for similar transactions and shall be non-recourse with respect to the Borrower and its Subsidiaries but may include Standard Securitization Undertakings; provided that a Responsible Officer of the Borrower shall have provided a certificate to such effect to the Administrative Agent at least five Business Days prior to the incurrence of such Permitted Receivables Financing, together with a reasonably detailed description of the material terms and conditions of such Permitted Receivables Financing or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements set out in the foregoing clauses (a) through (c), which certificate shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five Business Day period.

“Permitted Receivables Financing Assets” means the accounts receivable subject to a Permitted Receivables Financing, and related assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivables, and the proceeds thereof.

“Permitted Receivables Financing Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Permitted Receivables Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Permitted Receivables Financing Assets) that engages in no activities other than in connection with the financing of Permitted Receivables Financing Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Borrower or such other Person (as provided below) as a Permitted Receivables Financing Subsidiary and (a) no portion of the Debt or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower, other than another Permitted Receivables Financing Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower, other than another Permitted Receivables Financing Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, other than another Permitted Receivables Financing Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of the Borrower or any other Subsidiary of the Borrower, other than another Permitted Receivables Financing Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which none of the Borrower or any other Subsidiary of the Borrower, other than another Permitted Receivables Financing Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.  Any such designation by the board of directors of the Borrower or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of the Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Person” means, an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means, a Single Employer Plan or a Multiple Employer Plan.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Shares” has the meaning specified in the Security Agreement.

“PNC Bank” has the meaning specified in the recital of parties to this Agreement.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Prime Rate” means, the rate publicly quoted from time to time by the Administrative Agent.  The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Process Agent” has the meaning specified in Section 8.13.

“Pro Rata Share” of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

“Receivables” means, all Receivables referred to in Section 1(c) of the Security Agreement.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Permitted Receivables Financing Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Permitted Receivables Financing Subsidiary), or a Permitted Receivables Financing Subsidiary may grant a security interest in, any Permitted Receivables Financing Assets of the Borrower or any of its Subsidiaries.

“Redeemable” means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Refinancing” has the meaning specified in the Preliminary Statements.

“Register” has the meaning specified in Section 8.07(d).

“Regulation U” means, Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Documents” means, (i) the Senior Notes Debt Documents, and (ii) any other indentures, note purchase agreements, credit agreements or similar documents governing issuances of Debt in excess of $20,000,000 permitted under the Credit Agreement (other than intercompany Debt) to which the Borrower or any Subsidiary may become party following the date hereof which contain restrictions on the activities of the Borrower or any Loan Party.

“Relevant Interbank Market” means, (a) in relation to Euro, the European Interbank Market, (b) in relation to the Canadian dollar, the CDOR Market and (c) in relation to any other currency, the London interbank market.

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (C) the Unused Revolving Credit Commitment of such Lender at such time.  For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments, except to the extent a Revolving Credit Lender is a Defaulting Lender.

“Responsible Officer” means, any officer of any Loan Party or any of its Subsidiaries, as designated in the incumbency certificate delivered on the Effective Date pursuant to Section 3.01(a)(viii) (as may be supplemented from time to time).

“Revaluation Date” means (a) with respect to any Loan, each of the following:  (i) each date of a Borrowing of a Eurocurrency Rate Advance denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Advance denominated in an Alternative Currency pursuant to Section 2.09, and (iii) such additional dates as the Paying Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency and monthly thereafter, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Paying Agent or any Issuing Bank shall determine or the Required Lenders shall require.

“Revolving Credit Advance” has the meaning specified in Section 2.01(a).

“Revolving Credit Borrowing” means, a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

“Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment” or, if such Lender has entered into one or more Assignment and Assumptions or joinder agreements, set forth for such Lender in the Register maintained by the Paying Agent pursuant to Section 8.07(d) as such Lender’s “Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or increased pursuant to Section 2.17.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, any Lender that has a Revolving Credit Commitment.

“Revolving Credit Note” means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended, endorsed, extended or otherwise modified from time to time.

“Secured Cash Management Agreement” means, any cash management agreement, deposit maintenance agreement, credit card services agreement (provided that the aggregate amount of Debt owing under such credit card services agreements does not exceed $50 million) or similar agreement between any Loan Party and a bank which is a Lender Party or an Affiliate of a Lender Party.

“Secured Hedge Agreement” means, any Hedge Agreement permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Obligations” has the meaning specified in Section 2 of the Security Agreement.

“Secured Parties” means, the Agents, the Lender Parties, the banks that are party to any Secured Cash Management Agreement and the Hedge Banks.

“Security Agreement” has the meaning specified in Section 3.01(a)(ii).

“Senior Notes” means, the Borrower’s (a) 7.375% Senior Notes due 2012, (b) 5.125% Convertible Senior Notes due 2014, (c) 6.750% Senior Notes due 2015, (d) 7.750% Senior Notes due 2016 and (e) 7.625% Senior Notes due 2020.

“Senior Notes Debt Documents” means, the Indentures and any and all other agreements, documents, indentures and instruments pursuant to which the Senior Notes are issued, in each case as amended, to the extent permitted under the Loan Documents.

“Single Employer Plan” means, a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  For purposes of determining whether a Loan Party is Solvent, the amount of contingent liabilities at any time of such Loan Party shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of such Loan Party.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Paying Agent or any Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Paying Agent or such Issuing Bank may obtain such spot rate from another financial institution designated by the Paying Agent or such Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Standard Securitization Undertakings” means reasonable and customary representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower in connection with a Permitted Receivables Financing.

“Standby Letter of Credit” means, any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

“Sterling”  means the lawful currency of the United Kingdom.

“Subject Property” means, all property and assets acquired after the Effective Date that are or are intended to be Collateral, including, without limitation, all inventory, accounts receivable and related documents and related general intangibles.

“Subsidiary” of any Person means, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries; provided, however, there shall be excluded, in any event, from this definition of Subsidiary, other than for purposes of (i) the preparation and delivery of financial statements pursuant to Sections 5.03(b) and (c), and (ii) the calculation of and compliance with the financial covenants set forth in Sections 5.04(a) through (c), the Excluded Subsidiaries.

“Subsidiary Guarantors” means, the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that elects to execute and deliver a guaranty pursuant to Section 5.01(j).

“Subsidiary Guaranty” has the meaning specified in Section 3.01(a)(iii).

“Surviving Debt” means, the Senior Notes and the other Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction and listed on Schedule 4.01(t).

“Swing Line Advance” means, an advance made by (a) the Swing Line Bank pursuant to Section 2.01(b) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

“Swing Line Bank” means, initially, PNC Bank, and thereafter each Person that shall become the Swing Line Bank hereunder pursuant to Section 8.07.

“Swing Line Borrowing” means, a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(b) or the Revolving Credit Lenders pursuant to Section 2.02(b).

“Swing Line Facility” has the meaning specified in Section 2.01(b).

“Swing Line Reserve” has the meaning specified in Section 2.02(b)(i).

“Swiss Franc” means the lawful currency of Switzerland.

“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” shall mean any day on which TARGET2 is open for the settlement of payment in Euro.

“Taxes” has the meaning specified in Section 2.12(a).

“Term Advance” means the advances made pursuant to Section 2.01(d).

“Term Borrowing” means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

“Term Commitment” means, with respect to any Term Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Term Commitment” or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender’s “Term Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or increased pursuant to Section 2.17.

“Term Facility” means, at any time, the aggregate amount of the Term Lenders’ Term Commitments at such time.

“Term Lender” means any Lender that has a Term Commitment or is owed a Term Advance.

“Term Note” means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advances made by such Lender, as amended, endorsed, extended or otherwise modified from time to time.

“Termination Date” means (x) in respect of the Revolving Credit Facility, the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, and the Letter of Credit Commitment, pursuant to Section 2.05 or 6.01 and (b) September 30, 2016 and (y) in the case of the Term Facility, the earlier of (a) the date on which the Term Commitments are terminated and advances are declared due and payable pursuant to Section 6.01 and (b) September 30, 2016.

“Total Gross Leverage Ratio” means, at any date of determination, the ratio of  (x) Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries as at such date of determination to (y) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, and the immediately preceding three fiscal quarters.

“Total Net Leverage Ratio” means, at any date of determination, the ratio of (x) Consolidated Net Debt for Borrowed Money of the Borrower and its Subsidiaries as at such date of determination to (y) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, and the immediately preceding three fiscal quarters.

“Trade Letter of Credit” means, any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

“Transaction” means, the Refinancing and the other transactions contemplated by the Transaction Documents.

“Transaction Documents” means, collectively, the Loan Documents and the Related Documents (other than clause (ii) of the definition thereof).

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“Unrestricted Cash” means cash or Cash Equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries.

“Unused Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the Dollar Equivalent of the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Pro Rata Share of (A) the Dollar Equivalent of the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the Dollar Equivalent of the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time, (C) the Swing Line Reserve at such time and (D) any Swing Line Advances made pursuant to Section 2.02(b)(ii) at such time.

“Voting Interests” means, shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Welfare Plan” means, a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Yen” means the lawful currency of Japan.

Section 1.02.          Computation of Time Periods; Other Definitional Provisions.  In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.  References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

Section 1.03.          Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) (“GAAP”).

Section 1.04.          Exchange Rates; Currency Equivalents. (a)     The Paying Agent or an Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Borrowings and outstanding amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Paying Agent or an Issuing Bank, as applicable.

(b)           Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Advance or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Advance or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Paying Agent or an Issuing Bank, as the case may be.

Section 1.05.          Additional Alternative Currencies. (a) The Borrower may from time to time request that Eurocurrency Rate Advances be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurocurrency Rate Advances, such request shall be subject to the approval of the Paying Agent and each of the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Paying Agent and the applicable Issuing Bank.

(b)           Any such request shall be made to the Paying Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Paying Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank, in its or their sole discretion).  In the case of any such request pertaining to Eurocurrency Rate Advances, the Paying Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Paying Agent shall promptly notify the applicable Issuing Bank thereof.  Each Lender (in the case of any such request pertaining to Eurocurrency Rate Advances) or Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Paying Agent, not later than 11:00 a.m., ten

Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Advances or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)           Any failure by a Lender or Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or Issuing Bank, as the case may be, to permit Eurocurrency Rate Advances to be made or Letters of Credit to be issued in such requested currency.  If the Paying Agent and all the Lenders consent to making Eurocurrency Rate Advances in such requested currency, the Paying Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Advances; and if the Paying Agent and applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Paying Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Paying Agent shall promptly so notify the Borrower.

Section 1.06.          Change of Currency.  (a)     Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Paying Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)           Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Paying Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.07.          Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit application and any related document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

AND THE LETTERS OF CREDIT

Section 2.01.          The Advances and the Letters of Credit.

(a)           The Revolving Credit Advances.  Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date (i) in an amount for each such Advance not to exceed such Lender’s Unused Revolving Credit Commitment at such time, (ii) in an aggregate amount for all revolving Credit Advances outstanding at any one time not to exceed an amount equal to (A) the aggregate Revolving Credit Commitments of all Revolving Credit Lenders, minus (B) the aggregate Swing Line Advances, minus (C) the aggregate Available Amount of all outstanding Letters of Credit, in each case at such time and (iii) in an aggregate amount for all Revolving Credit Advances denominated in an Alternative Currency outstanding at any one time not to exceed, together with the aggregate amount of the Dollar Equivalent of all Letters of Credit and Letter of Credit Advances denominated in an Alternative Currency that are outstanding at such time, the Alternative Currency Sublimit.  Each Revolving Credit Borrowing shall be in an aggregate amount equal to the Dollar Equivalent of $5,000,000 or an integral multiple equal to the Dollar Equivalent of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments.  Within the limits of each Revolving Credit Lender’s Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

(b)           The Swing Line Advances.  Subject to other arrangements as referred to in Section 2.02(b)(i), the Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower in Dollars from time to time on any Business Day during the period from the Effective Date until the Termination Date (i) in an aggregate amount for all Swing Line Advances not to exceed at any time outstanding $50,000,000 (the “Swing Line Facility”) and (ii) if made pursuant to Section 2.02(b)(i), in an amount not at any time exceeding the amount of the then applicable Swing Line Reserve.  No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance.  Each Swing Line Borrowing shall be in a minimum amount no less than $100,000 and in multiples of $100,000 in excess thereof, and shall be made as a Base Rate Advance.  Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing

Line Advances, the Borrower may borrow under this Section 2.01(b), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

(c)           The Letters of Credit.  Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Termination Date in an aggregate Available Amount (i) for each such Letter of Credit, together with all other Letters of Credit not to exceed at any time the Letter of Credit Facility at such time, (ii) for each such Letter of Credit not to exceed at any time the lesser of (x) such Issuing Bank’s Letter of Credit Commitment at such time and (y) the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time and (iii) for each such Letter of Credit denominated in an Alternative Currency not to exceed, together with all other outstanding Letters of Credit, Letter of Credit Advances and Revolving Credit Advances denominated in an Alternative Currency, the Alternative Currency Sublimit.  It is understood and agreed that the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder for all purposes under this Agreement and the Loan Documents.  No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year (constituting 365 days or 366 days, as the case may be) after the date of issuance thereof, but may by its terms be renewable annually upon notice (a “Notice of Renewal”) given to the Issuing Bank and the Paying Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least ten Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Paying Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least ten Business Days prior to the then effective expiration date of its election not to renew such Standby Letter of Credit (a “Notice of Termination”; it being understood and agreed that an Issuing Bank shall not be entitled to issue a Notice of Termination with respect to such a renewal unless (i) the conditions precedent to the issuance of Letters of Credit set forth in Section 3.02 shall not have been fulfilled or waived in accordance herewith, or (ii) a Default shall have occurred and be continuing, or (iii) pursuant to such renewal the effective expiration date of such Letter of Credit would occur after the Termination Date or (iv) such Issuing Bank shall have procured a replacement Issuing Bank) and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not, unless otherwise agreed by the Issuing Bank, permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date.  If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Paying Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement.  Each Standby Letter of Credit shall contain a provision authorizing the Issuing Bank thereunder to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a “Default Termination Notice”) terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit.  Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(c).

(d)           The Term Advances.  Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance to the Borrower on the Amendment No. 1 Effective Date in an amount not to exceed such Lender’s Term Commitment at such time.  The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments.  Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed.

Section 2.02.          Making the Advances.

(a)           Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances in Dollars, on the fourth Business Day prior to the date of the proposed Borrowing in the case of a Borrowing denominated in an Alternative Currency, or the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Paying Agent, which shall give to each Appropriate Lender prompt notice thereof by facsimile.  Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing or by telephone, confirmed immediately in writing or facsimile, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing (expressed in Dollars), (v) currency of such proposed Borrowing and (vi) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance.  Each Appropriate Lender shall, before (A) 11:00 A.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Eurodollar Rate Advances or (B) 3:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Paying Agent at the Paying Agent Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders.  After the Paying Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower by crediting the Borrower’s Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Paying Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or any Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

(b)           (i)  Swing Line Borrowings may be made either upon notice as set forth in Section 2.02(b)(ii) below or pursuant to this Section 2.02(b)(i) on a daily basis under mechanics mutually agreed to by the Borrower and the Swing Line Bank, subject in any case to the fulfillment of the applicable conditions precedent set forth in Article III hereof.  The Swing Line Reserve at any time shall be the amount most recently established by the Borrower by written notice to the Paying Agent confirmed in writing by the Swing Line Bank as the maximum aggregate principal amount of Swing Line Borrowings to be permitted to be outstanding at any one time (the “Swing Line Reserve”).  Swing Line Advances made pursuant to this Section 2.02(b)(i) shall be made without any requirement for a prior written or telephonic request given to the Paying Agent.  The Swing Line Bank will notify the Paying Agent, on a monthly basis, of any Swing Line Advances so made.  The Swing Line Bank shall not at any time permit the aggregate outstanding amount of the Swing Line Advances to exceed the then applicable amount of the Swing Line Reserve.

(ii)           Each Swing Line Borrowing, if not made in accordance with Section 2.02(b)(i) above, shall be made on notice, given not later than 3:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Paying Agent.  Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be in writing or by telephone, confirmed immediately in writing, or facsimile, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing).  If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Paying Agent at the Paying Agent Account, in same day funds.  After the Paying Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower by crediting the Borrower’s Account.

(iii)          Upon written demand by the Swing Line Bank, with a copy of such demand to the Paying Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender’s Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Paying Agent for the account of the Swing Line Bank, by deposit to the Paying Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender.  The Borrower hereby agrees to each such sale and assignment, and all parties hereto acknowledge and agree that the obligations of such other Revolving Credit Lenders to purchase outstanding Swing Line Advances is absolute and unconditional under all circumstances, and shall be enforceable notwithstanding the occurrence of any Default or Event of Default, the termination of the Revolving Credit Commitments or any other circumstances.  Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M.

(New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party.  If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Paying Agent, or if the Swing Line Lender must disgorge or return any amounts paid by the Borrower in respect thereof, such Revolving Credit Lender agrees to pay to the Paying Agent for the account of the Swing Line Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Paying Agent, at the Base Rate.  If such Lender shall pay to the Paying Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

(c)           Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Revolving Credit Advances and Term Advances may not be outstanding as part of more than ten separate Borrowings.

(d)           Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower.  In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e)           Unless the Paying Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Paying Agent such Lender’s ratable portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Paying Agent, such Lender and the Borrower severally agree to repay or pay to the Paying Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the

Paying Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation.  If such Lender shall pay to the Paying Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(f)            The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

Section 2.03.          Issuance of and Drawings and Reimbursement Under Letters of Credit.  (a) Request for Issuance.  Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Paying Agent and each Revolving Credit Lender prompt notice thereof in writing or by facsimile.  Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be in writing or by telephone, confirmed immediately in writing, or facsimile, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount and currency (which shall be Dollars or an Alternative Currency) of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”).  If (x) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least a majority of the Revolving Credit Commitments, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance; provided that no Issuing Bank shall be required to issue any Letter of Credit if any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of cash collateral satisfactory to such Issuing Bank with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iii)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Advances as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.  In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

(b)           Letter of Credit Reports.  Each Issuing Bank shall furnish (i) to the Paying Agent on or about the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit, (ii) to each Revolving Credit Lender on or about the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all such Letters of Credit and (iii) to the Paying Agent and each Revolving Credit Lender on or about the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

(c)           Drawing and Reimbursement.  Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the Issuing Bank shall notify the Borrower and the Paying Agent thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the Issuing Bank in such Alternative Currency, unless (A) the Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the Issuing Bank promptly following receipt of the notice of drawing that the Borrower will reimburse the Issuing Bank in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuing Bank shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the Business Day following the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the Issuing Bank through the Paying Agent in an amount equal to the amount of such drawing and in the applicable currency.  If the Borrower fails to so reimburse the Issuing Bank by such time, the Paying Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof.  In such event, the Borrower shall be deemed to have requested and the Issuing Bank shall deemed to have made a Letter of Credit Advance to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in this Agreement for the principal amount of Base Rate Advances, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Borrowing).  Any notice given by the Issuing Bank or the Paying Agent pursuant to this Section 2.03(c) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

Upon any notice by any Issuing Bank to the Lenders pursuant to the foregoing paragraph, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender’s Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Paying Agent for the account of such Issuing Bank, by deposit to the Paying Agent’s Account, in same day funds, an amount in Dollars equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender; provided that no Lender shall have any obligation to make any such purchase in respect of a drawing under any Letter of Credit that occurs following the Termination Date.  Promptly after receipt thereof, the Paying Agent shall transfer such funds in Dollars to such Issuing Bank.  The Borrower hereby agrees to each such sale and assignment, and all parties hereto acknowledge and agree that the obligations of such other Revolving Credit Lenders to purchase outstanding Letter of Credit Advances is absolute and unconditional under all circumstances, and shall be enforceable notwithstanding the occurrence of any Default or Event of Default, the termination of the Revolving Credit Commitments or any other circumstances.  Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the applicable Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  Upon any such assignment by an Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party.  If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Paying Agent, or if an Issuing Bank must disgorge or return any amounts paid by the Borrower in respect thereof, such Revolving Credit Lender agrees to pay to the Paying Agent for the account of such Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Paying Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable.  If such Lender shall pay to the Paying Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance denominated in Dollars made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

(d)           Failure to Make Letter of Credit Advances.  The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

(e)           Cash Collateral.  No later than 30 days prior to the Termination Date, in the event that any Letter of Credit has an expiration date later than the Termination Date, the Borrower shall deposit an amount equal to 100% of the Available Amount of all such Letters of Credit into the L/C Cash Collateral Account.

Section 2.04.          Repayment of Advances.  (a)  Revolving Credit Advances.  The Borrower shall repay to the Paying Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

(b)           Swing Line Advances.  The Borrower shall repay to the Paying Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line

Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

(c)           Letter of Credit Advances.

(i)            The Borrower shall repay to the Paying Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

(ii)           The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit, and the obligations of Revolving Credit Lenders to reimburse any Issuing Bank for Letter of Credit Advances not reimbursed by the Borrower, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

(A)    any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(B)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(C)    the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(D)    any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(E)     payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit;

(F)     any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

(G)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor.

(d)           Term Advances.  The Borrower shall repay to the Paying Agent for the ratable account of the Term Lenders, the aggregate outstanding principal amount of the Term Advances on the following dates in an amount equal to the percentage set forth below for such date of the aggregate outstanding principal amount of the Term Advance as of the date of the initial Term Borrowing (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

Date	Percentage
March 31, 2012	1.25%
June 30, 2012	1.25%
September 30, 2012	1.25%
December 31, 2012	1.25%
March 31, 2013	1.25%
June 30, 2013	1.25%
September 30, 2013	1.25%
December 31, 2013	1.25%
March 31, 2014	2.50%
June 30, 2014	2.50%
September 30, 2014	2.50%
December 31, 2014	2.50%
March 31, 2015	3.75%
June 30, 2015	3.75%
September 30, 2015	3.75%
December 31, 2015	3.75%
March 31, 2016	3.75%
June 30, 2016	3.75%

September 30, 2016	Balance

Section 2.05.          Termination or Reduction of the Commitments.  (a)  Optional.  The Borrower may, upon at least five Business Days notice to the Paying Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

(b)           Mandatory.

(i)            The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(ii)           The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(iii)          On the Amendment No. 1 Effective Date, after giving effect to the Term Borrowing, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently terminated.

Section 2.06.          Prepayments.  (a)  Optional.  The Borrower may, upon notice not later than 1:00 P.M. (New York City time) at least one Business Day in advance in the case of Base Rate Advances, and not later than 1:00 P.M. (New York City time) at least three Business Days in advance in the case of Eurodollar Rate Advances and four Business Days in advance (or five Business Days in advance, in the case of prepayment of Advances denominated in Special Notice Currencies) in the case of Eurocurrency Rate Advances denominated in Alternative Currencies, in each case to the Paying Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c).  Each such prepayment shall be applied, at the option of the Borrower either (i) to the Revolving Credit Facility or (ii) to the Swing Line Advances or (iii) to the Letter of Credit Advances or (iv) to the Term Facility.  Notwithstanding the foregoing, prepayment of Swing Line Advances held by the Swing Line Bank shall not require any prior notice.

(b)           Mandatory.

(i)            The Borrower shall, on the date of receipt of the Net Cash Proceeds of any Extraordinary Receipt by the Borrower or any of its Subsidiaries, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in accordance with clause (v) below in an amount equal to the amount of such Net Cash Proceeds.  Each such prepayment shall be applied first to the Term Facility, to the remaining principal repayment installments thereof on a pro rata basis and second to the Revolving Credit Facility as set forth in clause (v).

(ii)           The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the L/C Cash Collateral Account in accordance with clause (v) below in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

(iii)          The Borrower shall, on each Business Day, pay to the Paying Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

(iv)          If at any time the Borrowing Base Obligations exceed the Borrowing Base at such time, then the Borrower shall immediately prepay such excess by prepaying the Revolving Credit Facility as set forth in clause (v) below.

(v)           Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii) or (iv) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii), (iii) or (iv) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding may be retained by the Borrower.  Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account (including following the Termination Date), such funds shall be applied to reimburse the Issuing Banks or Revolving Credit Lenders, as applicable.

(vi)          If the Paying Agent notifies the Borrower at any time that the outstanding amount of all Revolving Credit Advances, Letters of Credit and Letter of Credit Advances denominated in Alternative Currencies at such time exceeds the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Revolving Credit Advances or Letter of Credit Advances in an aggregate amount sufficient to reduce such outstanding amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(vii)         All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

Section 2.07.          Interest.  (a)  Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from and including the date of such Advance until (but excluding) the date such principal amount shall be paid in full, at the following rates per annum:

(i)            Base Rate Advances.  During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii)           Eurodollar Rate Advances.  During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b)           Default Interest.  Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

(c)           Notice of Interest Period and Interest Rate.  Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Paying Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Paying Agent for purposes of clause (a)(i) or (a)(ii) above.

Section 2.08.                             Fees.  (a)  Commitment Fee.  The Borrower shall pay to the Paying Agent for the account of the Revolving Credit Lenders a commitment fee, from the Effective Date in the case of each Initial Lender (and from the effective date specified in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender) until the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing on December 31, 2011 and on the Termination Date, at a rate per annum equal to the Commitment Fee Percentage, in each case on the average daily portion of the sum of (x) each Revolving Credit Lender’s Unused Revolving Credit Commitment plus (y) such Lender’s Pro Rata Share of the Swing Line Reserve and Swing Line Advances made pursuant to Section 2.02(b)(ii) (including all outstanding Swing Line Advances for which the Revolving Credit Lenders have not been required to make any purchase pursuant to Section 2.02(b)(iii)) during such period (excluding the Pro Rata Share of any Lender that is the Swing Line Bank who has made the relevant Swing Line Advance); provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(b)                                 Letter of Credit Fees, Etc.

(i)                                     The Borrower shall pay to the Paying Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2011, and on the Termination Date, on such Lender’s Pro Rata Share of the average daily aggregate Available Amount during such quarter of Letters of Credit outstanding from time to time at the rate equal to the Applicable Margin for Eurodollar Rate Advances; provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the applicable Issuing Bank pursuant to Section 2.03(a) shall be payable, to the maximum extent permitted by law, to the other Lenders in accordance with the upward adjustments of their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.15(a)(iii), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account.

(ii)                                  The Borrower shall pay to each Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit issued by such Issuing Bank in an amount as the Borrower and such Issuing Bank may agree, payable on the date of issuance and on renewal of such Letter of Credit, and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit issued by such Issuing Bank as the Borrower and such Issuing Bank shall agree.

(c)                                  Agents’ Fees.  The Borrower shall pay to each Agent and each Joint Lead Arranger for its own account such fees as may from time to time be agreed between the Borrower and such Agent or such Joint Lead Arranger, as the case may be, including the fees payable to the Joint Lead Arrangers pursuant to the Fee Letter.

Section 2.09.                             Conversion and Continuation of Advances.  (a)  Optional.  Each Conversion of Advances from one Type to another and each continuation of Eurodollar Rate Advances may be made, subject to the provisions of Sections 2.07 and 2.10, upon the Borrower’s irrevocable notice no later than 11:00 A.M. (New York City time) (i) on the third Business Day prior to the date of the proposed Conversion or continuation of Eurodollar Rate Advances denominated in Dollars or of any Conversion of Eurodollar Rate Advances denominated in Dollars to Base Rate Advances and (ii) on the fourth Business Day (or fifth Business Day in the case of a Special Notice Currency) prior to the date of any Conversion or continuation of Eurodollar Rate Advances denominated in Alternative Currencies; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility.  Each such notice of Conversion or continuation shall, within the restrictions specified above, specify (1) the date of such Conversion or continuation, (2) the Advances to be Converted or continued and (3) if such Conversion or continuation is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances; provided further that in the case of a failure to timely request a continuation of Advances denominated in an Alternative Currency, such Advances shall be continued as Eurodollar Rate Advances in their original currency with an Interest Period of one month.  No Advance may be Converted into or continued as an Advance denominated in a different currency, but instead must be prepaid in the original currency of such Advance and reborrowed in the other currency.

(b)                                 Mandatory.

(i)                                     On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

(ii)                                  If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Paying Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(iii)                               Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

Section 2.10.                             Increased Costs, Etc.  (a)  If, due to either (i) any Change in Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law),  there shall be any increase in the cost to any

Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (whether in Dollars or an Alternative Currency) or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit (whether in Dollars or an Alternative Currency) or of agreeing to make or of making or maintaining Letter of Credit Advances (whether in Dollars or an Alternative Currency) (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.  A notice as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, due to either (i) a Change in Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Paying Agent), the Borrower shall pay to the Paying Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit.  A notice as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  If, with respect to any Eurodollar Rate Advances under any Facility, the Required Lenders notify the Paying Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances (whether in Dollars or an Alternative Currency) for such Interest Period, the Paying Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance denominated in Dollars under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Advances in the amounts specified therein.

(d)                                 Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder (whether denominated in Dollars or an Alternative Currency), then, on notice thereof and demand therefor by such Lender to the Borrower through the Paying Agent, (i) each Eurodollar Rate Advance denominated in Dollars under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to maintain Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Advances in the amounts specified therein.

Section 2.11.                             Payments and Computations.  (a)  The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due to the Paying Agent at the Paying Agent’s Account in same day funds, with payments being received by the Paying Agent after such time being deemed to have been received on the next succeeding Business Day; provided, that, all payments by the Borrower hereunder with respect to principal and interest on Advances denominated in an Alternative Currency shall be made to the Paying Agent, for the account of the Lenders, in such Alternative Currency and in same day funds not later than the Applicable Time specified by the Paying Agent on the dates specified herein.  If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Paying Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this

Agreement.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Assumption, the Paying Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)                                 The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender Party or such Affiliate any amount so due.

(c)                                  All computations of interest based on the Prime Rate shall be made by the Paying Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Paying Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable, or, in the case of interest in respect of Advances denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice; provided that in the case of Advances denominated in Canadian Dollars, such rate per annum shall be calculated on the basis of a 365 day year.  Each determination by the Paying Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)                                 Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)                                  Unless the Paying Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Paying Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Paying Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Paying Agent forthwith on demand the amount so distributed to such Lender or an Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Paying Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation.

(f)                                    If the Paying Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Paying Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party’s proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Paying Agent shall direct.

Section 2.12.                             Taxes.  (a)  Any and all payments by the Borrower to or for the account of any Lender Party or any Agent hereunder or under any Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”).  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Paying Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)                                 In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under any Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, any Notes or any other Loan Documents or the transfer of any Notes (hereinafter referred to as “Other Taxes”).

(c)                                  The Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or assessed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

(d)                                 Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Paying Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Paying Agent.  In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Paying Agent, at such address, an opinion of counsel acceptable to the Paying Agent stating that such payment is exempt from Taxes.  For purposes of subsections (d) and (e) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e)                                  Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Paying Agent and the Borrower with two original Internal Revenue Service Forms W-8ECI (or successor forms), as appropriate, or in the case of a Lender Party that is claiming a reduced rate of United States withholding tax because of a tax treaty or that has certified in writing to the Paying Agent that it is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any Notes or, in the case of a Lender Party that has certified that it is not a “bank” as described above, certifying that such Lender Party is a foreign corporation, partnership, estate or trust.  If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Assumption pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.  If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Forms W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such

Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(f)                                    For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a Change in Law occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

(g)                                 Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.  Nothing in this Section 2.12 or otherwise in this Agreement shall require any Lender Party to disclose to the Borrower any of its tax returns (or any other information that it deems to be confidential or proprietary).

(h)                                 Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of the principal of and interest on all Notes and Advances made hereunder.

Section 2.13.                             Sharing of Payments, Etc.  If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders.  The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

Section 2.14.                             Use of Proceeds.  The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit), (a) for the Refinancing and to pay transaction fees and expenses incurred in connection therewith ~~and~~, (b) to provide working capital for the Loan Parties and for other general corporate purposes, including, without limitation, for purposes of making capital expenditures, share repurchases permitted under Section 5.02(g) and acquisitions and other Investments permitted under Section 5.02(f~~).~~) and (c) in the case of the Term Facility, to refinance a portion of the Borrower’s 7.375% senior notes due 2012 and to pay fees and expenses incurred in connection therewith.

Section 2.15.                             Defaulting Lenders.

(a)                                  Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.01.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Paying Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Paying Agent by that Defaulting Lender pursuant to Section 8.05), shall be applied at such time or times as may be determined by the Paying Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Paying Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to an Issuing Bank or Swing Line Lender hereunder; third, if so determined by the Paying Agent or requested by an Issuing Bank or Swing Line Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Advance or Letter of Credit; fourth, as the Borrower may request (so long as no

Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Paying Agent; fifth, if so determined by the Paying Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Advances in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Advances or Letter of Credit Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Advances owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Advances owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Reallocation of Pro Rata Shares to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund purchases in Letters of Credit Advances or Swing Line Advances pursuant to Sections 2.02(b) and 2.03(c), the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, (x) at the date the applicable Lender becomes a Defaulting Lender and (y) at the date of such reallocation, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit Advances and Swing Line Advances shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Advances of that Lender.

(b)                                 Defaulting Lender Cure.  If the Borrower, the Paying Agent, Swing Line Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Paying Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Paying Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit Advances and Swing Line Advances to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.15(a)(iii)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.16.                             Evidence of Debt.  (a)  Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.  The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Paying Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Paying Agent, a Revolving Credit Note or Term Note, as applicable, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment or Term Commitment, as applicable, of such Lender Party.  All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b)                                 The Register maintained by the Paying Agent pursuant to Section 8.07(d) shall include an account for each Lender Party, in which account shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Paying Agent from the Borrower hereunder and each Lender Party’s share thereof.

(c)                                  Entries made in good faith by the Paying Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Paying Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

Section 2.17.                             Increases in Revolving Credit Facility.

(a)                                  Request for Increase.  Provided (i) there exists no Default, (ii) after giving effect thereto, the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, (iii) the Borrowing Base exceeds the Borrowing Base Obligations at such time and (iv) the incurrence of such Debt and the Liens securing such Debt shall be permitted under the

Related Documents and all other documents evidencing Debt incurred pursuant to Section 5.02(b)(i)(C), upon written notice to the Paying Agent, the Borrower may, from time to time, request (x) an increase in the Revolving Credit Facility (each an “Incremental Revolving Credit Facility”) or (y) the addition of one or more new term loan facilities (each an “Incremental Term Facility” and, together with any Incremental Revolving Credit Facility, an “Incremental Facility”); provided, that in no event shall the aggregate principal amount of all Incremental Facilities incurred after the Effective Date exceed $400,000,000 (it being understood and agreed that the Term Facility constitutes an “Incremental Facility” hereunder); provided further that any such request for an Incremental Facility shall be in a minimum amount of $25,000,000.  If the Borrower elects to request that existing Revolving Credit Lenders participate in an Incremental Facility, then at the time of sending such notice, the Borrower shall request that the Paying Agent promptly notify the Revolving Credit Lenders of such request and (in consultation with the Paying Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Credit Lenders).

(b)                                 Lender Elections to Increase.  If requested by the Borrower to participate in an Incremental Facility, each Lender shall notify the Paying Agent within such time period as set forth in the notice referred to in clause (a) whether or not it agrees to participate in the Incremental Facility and, if so, by what principal amount.  Any Lender not responding within such time period shall be deemed to have declined to participate in the applicable Incremental Facility.  The Paying Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.

(c)                                  Additional Lenders.  Subject to the approval of the Administrative Agent and the Joint Lead Arrangers and, in the case of any Incremental Revolving Credit Facility, the Issuing Bank and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may, in lieu of or in addition to requesting that existing Lenders provide such increase, invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Joint Lead Arrangers and their counsel.

(d)                                 Terms and Conditions of Incremental Facilities.  Each Incremental Revolving Credit Facility shall be on terms applicable to the existing Revolving Credit Facility.  Each Incremental Term Facility shall be a new term loan facility in which case (A) the maturity date of any such Incremental Term Facility shall be no earlier than the maturity date of the Facility and (B) all other provisions of the Incremental Term Facility shall be on terms and pursuant to documentation reasonably satisfactory to the Joint Lead Arrangers (including, without limitation, with respect to mandatory prepayments, covenants, interest rates and the amortization schedule).  In connection with any Incremental Facility this Agreement may be amended in a writing executed and delivered by the Borrower and the Joint Lead Arrangers to reflect any technical changes necessary to give effect to such increase in accordance with its terms as set forth herein and to reflect such increase as a facility hereunder, which may include the addition of an Incremental Term Facility as a new term facility and the inclusion of any such new term facility in calculations of amounts outstanding under this Agreement and in the provisions relating to prepayments set forth in Section 2.06 and to amendments and waivers set forth in Section 8.01.

(e)                                  Effective Date and Allocations.  After satisfaction of the conditions set forth in this Section 2.17 with respect to the applicable Incremental Facility, the Paying Agent and the Borrower shall determine the effective date (the “Incremental Facility Effective Date”) and the final allocation of such Incremental Facility.  The Paying Agent shall promptly notify the Borrower and the Appropriate Lenders (including Eligible Assignees that become Lenders in accordance with clause (c) above) of the final allocation of such Incremental Facility and the Incremental Facility Effective Date.

(f)                                    Conditions to Effectiveness of Increase.  As a condition precedent to such Incremental Facility, the Borrower shall deliver to the Paying Agent a certificate of each Loan Party dated as of the Incremental Facility Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Incremental Facility, and (ii) in the case of the Borrower, certifying that, before and after giving effect to the Incremental Facility, and the drawings thereunder on the relevant Incremental Facility Effective Date, (A) the representations and warranties contained in Article IV and the other Loan Documents are true and correct on and as of the Incremental Facility Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsections (g) and (h) of Section 4.01 shall be deemed to refer to the most recent statements furnished pursuant to subsections (b) and (c), respectively, of Section 5.03, (B) no Default exists, (C) the Borrowing Base exceeds the Borrowing Base Obligations at such time, (D) the Borrower is in pro forma compliance with the covenants in Section 5.04 and (E) the incurrence of such Debt and the Liens securing such Debt is permitted under the Related Documents and all other documents evidencing Debt incurred pursuant to Section 5.02(b)(i)(C) (including, in the case of an Incremental Term Facility, after giving pro forma effect to a full drawing of such Incremental Term Facility) (together with calculations in detail reasonably satisfactory to the Joint Lead Arrangers).  In the case of an Incremental Revolving Credit Facility, the Borrower shall prepay any Revolving Credit Advances outstanding on the Incremental Facility Effective Date (and pay any additional amounts required pursuant to Section 8.04(c)) to the extent necessary to keep the outstanding Revolving Credit Advances ratable with any revised Pro Rata Shares arising from any nonratable increase in the Revolving Credit Commitments under this Section.

(g)                                 Conflicting Provisions.  This Section shall supersede any provisions in Sections 2.13 or 8.01 to the contrary.

ARTICLE III

CONDITIONS OF EFFECTIVENESS, LENDING AND
ISSUANCES OF LETTERS OF CREDIT

Section 3.01.                             Conditions Precedent to Initial Extension of Credit.  The effectiveness of this Amended and Restated Credit Agreement, and the obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with such effectiveness or Initial Extension of Credit:

(a)                                  The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Joint Lead Arrangers and the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

(i)                                     The Notes payable to the order of the Lenders to the extent requested pursuant to Section 2.16.

(ii)                                  A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), duly executed by each Loan Party, together with:

(A)           certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B)             acknowledgment copies of proper financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Joint Lead Arrangers may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C)             completed requests for information, dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in all jurisdictions that the Joint Lead Arrangers may deem necessary or desirable that name any Loan Party as debtor, together with copies of such other financing statements,

(D)            evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Joint Lead Arrangers may deem necessary or desirable in order to perfect and protect the Liens created thereby,

(E)              evidence of the insurance required by the terms of the Security Agreement naming the Collateral Agent, on behalf of the Lender Parties, as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Administrative Agents and the Joint Lead Arrangers, and

(F)              evidence that all other action that the Joint Lead Arrangers may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements).

(iii)                               A guaranty in substantially the form of Exhibit E hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”), duly executed by each Subsidiary Guarantor.

(iv)                              Certified copies of the resolutions of the board of directors or of the members or managers of each Loan Party approving the Transaction and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Loan Document to which it is or is to be a party.

(v)                                 A copy of a certificate of the Secretary of State of the jurisdiction of incorporation or organization of each Loan Party, dated reasonably near the Effective Date, certifying (A) as to a true and correct copy of the charter, articles of incorporation or articles of organization, as the case may be (“Organizational Documents”) of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s Organizational Documents on file in such Secretary’s office, (2) if applicable, such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated or organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation or organization.

(vi)                              A copy of a certificate of the Secretary of State of each jurisdiction reasonably requested by the Joint Lead Arrangers, dated reasonably near the Effective Date, stating that a Loan Party is duly qualified and in good standing as a foreign entity in such State and has filed all annual reports required to be filed to the date of such certificate.

(vii)                           A certificate of each Loan Party, signed on behalf of such Loan Party by a Responsible Officer, dated the date of the Effective Date (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the Organizational Documents of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws or operating agreement, as applicable, of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Effective Date, (C) the due incorporation/organization and good standing or valid existence of such Loan Party as a corporation or limited liability company organized under the laws of the jurisdiction of its incorporation or organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

(viii)                        A certificate of a Responsible Officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan

Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(ix)                                Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent or the Joint Lead Arrangers shall request.

(x)                                   Certificates, in substantially the form of Exhibit F, attesting to the Solvency of each Loan Party individually and together with its Subsidiaries, taken as a whole, before and after giving effect to the Transaction, from its Chief Financial Officer, if any, or other Responsible Officer if none.

(xi)                                Audited annual financial statements dated December 31, 2010, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available, pro forma consolidated financial statements as to the Borrower and its Subsidiaries and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Administrative Agent and the Joint Lead Arrangers, of balance sheets, income statements and cash flow statements on an annual basis for each year following the Effective Date until the Termination Date.

(xii)                             A Notice of Borrowing or Notice of Issuance, as applicable, relating to the Initial Extension of Credit.

(xiii)                          Favorable opinions of Barrett & McNagny, LLP and Greenberg Traurig LLP counsel for the Loan Parties, in substantially the forms of respectively Exhibits G-1 and G-2 hereto and as to such other matters as the Administrative Agent or the Joint Lead Arrangers may reasonably request.

(xiv)                         Evidence satisfactory to the Administrative Agent and the Joint Lead Arrangers that a nationally recognized Process Agent shall have been appointed as Process Agent under Section 8.12 hereof.

(b)                                   The Administrative Agent and the Joint Lead Arrangers shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries are being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

(c)                                   All Equity Interests of the Guarantors shall be owned by the Borrower or one or more of the Borrower’s Subsidiaries, in each case free and clear of any Lien other than Liens created under the Loan Documents.

(d)                                   The Administrative Agent and the Joint Lead Arrangers shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Administrative Agent and the Joint Lead Arrangers.

(e)                                  Before giving effect to the Transaction, there shall have occurred no Material Adverse Change since December 31, 2010.

(f)                                    There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there shall have been no adverse change in the status, or financial effect on, any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g)                                 All governmental and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Joint Lead Arrangers and the Administrative Agent) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Joint Lead Arrangers and the Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction.

(h)                                 The Borrower shall have paid all accrued fees of the Joint Lead Arrangers, the Agents and the Lender Parties and all accrued expenses of the Joint Lead Arrangers (including the accrued fees and expenses of counsel to the Joint Lead Arrangers and local counsel to the Lender Parties).

(i)                                     The Refinancing shall have been consummated or shall be consummated or concurrently consummated with the Effective Date, all advances and other amounts owing under the Existing Credit Agreement shall have been repaid in full, the commitments thereunder shall have terminated and the letters of credit issued thereunder shall have been canceled or the reimbursement of draws thereunder provided for in a manner acceptable to the Paying Agent (it being understood that treating such letters of credit as Existing Letters of Credit hereunder is acceptable to the Paying Agent), and all Liens and guaranties supporting any Debt under the Existing Credit Agreement shall have been fully released and terminated.

(j)                                     The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 3.02.                             Conditions Precedent to Each Borrowing and Issuance and Renewal.  The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of an Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal

and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

(i)                                     the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date;

(ii)                                  no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom; and

(iii)                               after giving effect to such Borrowing or issuance or renewal, the Borrowing Base Obligations at such time will not exceed the Borrowing Base at such time;

(iv)                              after giving pro forma effect to such Borrowing, the Borrower is in compliance with the covenants (including restrictions on liens and debt) set forth in each of the Related Documents and all other documents evidencing Debt incurred pursuant to Section 5.02(b)(i)(C);

(b)                                 in the case of a Borrowing to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Paying Agent, the Required Lenders (in the case of any Advances to be denominated in an Alternative Currency) or the Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Borrowing to be denominated in the relevant Alternative Currency; and

(c)                                  the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent or the Joint Lead Arrangers may reasonably request.

Section 3.03.                             Determinations Under Section 3.01.  For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Paying Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto and, if the Initial Extension of Credit shall be made on the Effective Date and consists of a Borrowing, such Lender Party shall not have made available to the Paying Agent such Lender Party’s ratable portion of such Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.                             Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)                                  Each Loan Party and each of its Subsidiaries (i) is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a foreign corporation or limited liability company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite entity power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  Set forth on Schedule 4.01(a) hereto is a complete and accurate list of all Loan Parties, showing as of the date hereof (as to each Loan Party) the jurisdiction of its formation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its formation.  The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 3.01(a)(vii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

(b)                                 Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof.  All of the outstanding Equity Interests in each Loan Party’s Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

(c)                                  The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party’s charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.  No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

(d)                                 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.  All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

(e)                                  This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto.  This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party party in accordance with its terms.

(f)                                    There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g)                                 The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2010, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2011, and the related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the six months then ended, duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at June 30, 2011, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2010, there has been no Material Adverse Change and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.  Each reconciliation for the Borrower on a stand-alone basis with respect to each of the financial statements referred to above as at each such date for each such period, duly certified by the Chief Financial Officer of the Borrower, a copy of which has been furnished to each Lender Party, fairly present the financial condition and results of operations of the Borrower on a stand-alone basis as at each such date.

(h)                                 The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xi) or Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial performance.

(i)                                     Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

(j)                                     The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(k)                                  Neither any Loan Party nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.  Neither any Loan Party nor any of its Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.  Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(l)                                     Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

(m)                               All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.  The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

(n)                                 Each Loan Party is, individually and together with its Subsidiaries, Solvent.

(o)                                 Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

(i)                                     No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

(ii)                                  Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(iii)                               Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(iv)                              Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(p)                                 Except for costs and liabilities that could not reasonably be expected to exceed (1) reserves for environmental costs and liabilities such as (x) those appearing on the Consolidated balance sheet of the Borrower and its Subsidiaries from time to time as accrued liabilities or escrowed funds, or (y) those covered by proceeds of applicable insurance policies, letters of credit, bonds or similar risk management instruments, plus (2) $20,000,000, in the aggregate:

(i)                                     the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(ii)                                  none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries; and

(iii)                               neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

(q)                                 Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

(i)                                     Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

(ii)                                  Set forth on Part I of Schedule 4.01(q) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an “Open Year”).

(iii)          There are no pending tax audits or examinations, except as set forth on Part II of Schedule 4.01(q) hereof, and no deficiencies or other claims for unpaid taxes are proposed in writing in respect of taxes (Federal, state, local and foreign) due from, or with respect to, any of the Loan Parties, their Subsidiaries or Affiliates or with respect to any tax return filed by, or in respect of, any of them, except as set forth on Part II of Schedule 4.01(q) hereof.

(r)            Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.  The properties of each Loan Party and each Subsidiary thereof are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each such Loan Party or the applicable Subsidiary operates.

(s)           Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

(t)            Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Debt which will remain outstanding after giving effect to the consummation of the Transaction, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

(u)           (i) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)           Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property and assets of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 4.01(u), and as otherwise permitted by Section  5.02(a).

(v)           Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Investments in excess of $10 million held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

(w)          Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

(x)            Neither any Loan Party nor any of its Subsidiaries are using the proceeds of the Advances for any purpose other than as permitted under this Agreement.

(y)           The Obligations under the Loan Documents constitute “Senior Debt” (or the equivalent term) as such term is defined in any agreement, indenture or other instrument pursuant to which any Debt that is subordinated to the Obligations of any Loan Party and each Subsidiary thereof under the Loan Documents is issued, to which any Loan Party or any of Subsidiaries thereof is a party and that contains such a definition or any similar definition.

ARTICLE V

COVENANTS OF THE BORROWER

Section 5.01.          Affirmative Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

(a)           Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and all Anti-Terrorism Laws.  None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law or (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law.  The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.

(b)           Payment of Taxes, Etc.  Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c)           Compliance with Environmental Laws.  Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(d)           Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

(e)           Preservation of Corporate Existence, Etc.  Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that (i) the Borrower may cause any of its Subsidiaries to change its legal structure and/or legal name so long as the Borrower has taken all actions to ensure that the Lenders maintain continuous first priority perfected liens in respect of any Collateral effected by any such change, and such change does not reduce, diminish, impair or otherwise disadvantage the Borrower, such Subsidiary or the Lender Parties in any material respect.  (ii) the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and (iii) neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

(f)            Visitation Rights.  At any reasonable time and from time to time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

(g)           Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such

Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

(h)           Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(i)            Transactions with Affiliates and Excluded Subsidiaries.  Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (including any Excluded Subsidiaries) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

(j)            Covenant to Guarantee Obligations and Give Security.  Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party (unless, in the case of this clause (y), the Borrower otherwise elects by designating such Subsidiary as an Excluded Subsidiary in a writing delivered to the Joint Lead Arrangers within 30 days after the date of such formation or acquisition, in which case the provisions of this Agreement that by their terms become effective upon the Borrower’s making such election shall thereafter be in effect) or any Subsidiary’s ceasing to be an Excluded Subsidiary pursuant to the definition of “Excluded Subsidiary” or (z) the acquisition of any Subject Property by any Loan Party, and such Subject Property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, and in the case of clause (y), may, in each case at the Borrower’s expense:

(i)            in connection with the formation or acquisition of a Subsidiary or any Subsidiary’s ceasing to be an Excluded Subsidiary, within 30 days after the later of (x) such formation or acquisition of any such Subsidiary and (y) the capitalization of such Subsidiary exceeding $1 million, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii)           within 30 days after such request, formation or acquisition or any Subsidiary’s ceasing to be an Excluded Subsidiary, furnish to the Collateral Agent a description of the personal properties of the Loan Parties and their respective Subsidiaries constituting Subject Property in detail satisfactory to the Collateral Agent,

(iii)          within 30 days after such request, formation or acquisition or any Subsidiary’s ceasing to be an Excluded Subsidiary, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties which constitute Subject Property,

(iv)          within 30 days after such request, formation or acquisition or any Subsidiary’s ceasing to be an Excluded Subsidiary, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, and the giving of notices) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the Subject Property purported to be subject to the pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

(v)           within 60 days after such request, formation or acquisition or any Subsidiary’s ceasing to be an Excluded Subsidiary, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such Subject Property, and as to such other matters as the Collateral Agent may reasonably request,

(vi)          upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

(vii)         at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, security agreement supplements and security agreements.

(k)           Further Assurances.  (i) Promptly upon request by any Agent, or any Lender Party through the Paying Agent, correct, and cause each of its Subsidiaries promptly to correct, any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                                (ii)           Promptly upon request by any Agent, or any Lender Party through the Paying Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Paying Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

(l)            Performance of Related Documents.  Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Paying Agent and, upon request of the Paying Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

(m)          Preparation of Environmental Reports.  At the request of the Joint Lead Arrangers or the Collateral Agent from time to time, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries’ properties described in such request, prepared by an environmental consulting firm acceptable to the Joint Lead Arrangers or the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Joint Lead Arrangers or the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Joint Lead Arrangers or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Joint Lead Arrangers, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

(n)           Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Paying Agent of any default by any party with respect to such leases and cooperate with the Paying Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

(o)           Use of Proceeds.  Use the proceeds of the Advances solely (a) for the Refinancing and to pay transaction fees and expenses incurred in connection therewith ~~and~~, (b) to provide working capital for the Loan Parties and for other general corporate purposes, including, without limitation, for purposes of making capital expenditures, share repurchases permitted under Section 5.02(g) and acquisitions and other Investments permitted under Section 5.02(f~~),~~) and (c) with respect to the Term Advances, to refinance a portion of the Borrower’s 7.375% senior notes due 2012 and to pay fees and expenses incurred in connection therewith.

Section 5.02.          Negative Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

(a)           Liens, Etc.  Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

(i)            Liens created under the Loan Documents;

(ii)           Permitted Liens;

(iii)          Liens existing on the date hereof and described on Schedule 4.01(u) hereto;

(iv)          purchase money Liens arising from financings upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the Debt secured by Liens permitted by this clause (iv) shall be permitted under Section 5.02(b)(iii)(B);

(v)           Liens on or with respect to the Equity Interests or assets of a newly-formed or newly-acquired Subsidiary granted in connection with financing the formation of, or the acquisition of all of the Equity Interests or all or substantially all of the assets of, such Person, as contemplated in Section 5.02(f)(vii);

(vi)          Liens arising pursuant to a Permitted Receivables Financing on receivables sold or financed in connection with such Permitted Receivables Financing in an aggregate amount not to exceed $350,000,000; and

(vii)         Liens not otherwise permitted under this Section 5.02(a); provided that (A) such Liens shall not extend to or cover any Collateral and (B) the book value of the assets subject to such Liens shall not exceed, in the aggregate, 15% of the book value of the Borrower’s Consolidated property, plant and equipment, in each case as such book value is determined in accordance with GAAP.

(b)           Debt.  Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i)            in the case of the Borrower or a Subsidiary Guarantor,

(A)    Debt in respect of Hedge Agreements permitted under Section 5.02(m) hereof;

(B)    Debt owed to a Subsidiary Guarantor, which Debt (x) shall constitute Pledged Debt, (y) shall be subordinated to the Facilities and on terms acceptable to the Joint Lead Arrangers and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Joint Lead Arrangers and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement;

(C)    so long as no Event of Default has occurred and is continuing, or would result therefrom, (x) other unsecured Debt and (y) Debt secured by Liens permitted under Section 5.02(a)(vii); provided that before and after giving effect to such Debt, the Borrower is in pro forma compliance with the covenants in Section 5.04, calculated based on the financial statements most recently delivered pursuant to Section 5.03 and as though such Debt had been incurred at the beginning of the four-quarter period covered thereby;

(ii)           in the case of any Subsidiary of the Borrower,

(A)    Debt owed to the Borrower or to a Subsidiary Guarantor, provided that, in each case, such Debt (x) shall constitute Pledged Debt, (y) shall be subordinated to the Facilities and on terms acceptable to the Joint Lead Arrangers and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Joint Lead Arrangers and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement;

(B)    so long as no Event of Default has occurred and is continuing or would result therefrom, other unsecured Debt of the Subsidiaries of the Borrower in an aggregate principal amount not to exceed $100 million at any one time outstanding; and

(C)    Debt of a newly-formed or newly-acquired Subsidiary owed to a Person financing the formation of such Subsidiary or the acquisition of all of the Equity Interests in or all or substantially all of the assets of such Subsidiary as contemplated by Section 5.02(f)(vii);

(iii)          in the case of the Borrower and its Subsidiaries,

(A)    Debt under the Loan Documents,

(B)    so long as no Event of Default has occurred and is continuing, or would result therefrom, Debt secured by Liens permitted by Section 5.02(a)(iv); provided, that before and after giving effect to such Debt, the Borrower is in pro forma compliance with the financial covenants set forth in Section 5.04 hereof calculated based on the financial statements most recently delivered pursuant to Section 5.03 and as though such Debt was incurred at the beginning of the four-quarter period covered thereby,

(C)    the Surviving Debt, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing

(except by an amount equal to a reasonable premium paid, and reasonable fees and expenses incurred, in connection with such refinancing), and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate, and

(D)    Debt incurred by a Permitted Receivables Financing Subsidiary in a Permitted Receivables Financing.

(c)           Change in Nature of Business.  Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

(d)           Mergers, Etc.  Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(i)            any Subsidiary of the Borrower may merge into or consolidate with the Borrower (so long as such Subsidiary is a Subsidiary Guarantor) or any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor; and

(ii)           in connection with any acquisition permitted under Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower and such Person shall become a Subsidiary Guarantor hereunder;

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

(e)           Sales, Etc., of Assets.  Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire, except:

(i)            sales of Inventory in the ordinary course of its business;

(ii)           in a transaction authorized by Section 5.02(d);

(iii)          so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, (A) sales of assets consisting of real property, plant and equipment, (B) ordinary course sales of impaired accounts receivables in connection with the receipt of insurance or other proceeds in full or partial payment therefor and (C) the sale, in one transaction or series of related transactions, of all of the Equity Interests or all or substantially all of the assets of a Subsidiary or related group of Subsidiaries of the Borrower that in any case constitute a single business, in each case, for cash and for fair value and in an aggregate amount for all such dispositions pursuant to clauses (A) — (C) of this clause (iii) not to exceed, at any time, 10% of the total assets of the Borrower and its Consolidated Subsidiaries (determined in accordance with GAAP) as reflected on the Borrower’s consolidated balance sheet contained in the financial statements most recently delivered pursuant to Section 5.03(b);

(iv)          sales, transfers and other dispositions of assets among Loan Parties;

(v)           sales of assets acquired after the Effective Date that do not constitute Collateral under the Loan Documents; it being understood that for the purposes of sales of assets permitted by this clause (v), the Subject Property related to such assets may be sold in connection therewith; and

(vi)          the winding up or dissolution of any Subsidiary so long as (A) all assets of such Subsidiary are transferred to the Borrower or another Subsidiary (other than any Excluded Subsidiary) prior to, or simultaneously with, such winding up or dissolution and (B) if such Subsidiary is a Guarantor, all assets of such Subsidiary are transferred to the Borrower or another Guarantor.

(f)            Investments in Other Persons.  Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

(i)            Investments by (x) the Borrower in Subsidiary Guarantors, (y) Subsidiary Guarantors in the Borrower and other Subsidiary Guarantors, and (z) the Borrower or Subsidiary Guarantors in new Subsidiaries, provided, that such Subsidiaries become Subsidiary Guarantors hereunder;

(ii)           loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $500,000 at any time outstanding;

(iii)          Investments by the Borrower and its Subsidiaries in Cash Equivalents;

(iv)          Investments existing on the date hereof and described on Schedule 4.01(v) hereto;

(v)           Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(i)(A);

(vi)          Investments consisting of intercompany Debt permitted under Section 5.02(b)(i)(B) or 5.02(b)(ii);

(vii)         so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, other Investments consisting of acquisitions or formations of all or substantially all of the Equity Interests or assets of another Person; provided that with respect to any Investments made under this clause (vii):  (A) if such Investment is in the Equity Interests of such Person, either (1) such Person shall be a Subsidiary Guarantor hereunder or (2) either (x) such acquisition or formation is financed with the proceeds of Debt secured by (and only by) the accounts receivables, inventory and related documents and general intangibles of the Subsidiary so acquired and its respective Subsidiaries, which Debt is not recourse to (including by way of guaranty) the Borrower and its other Subsidiaries or (y) the Borrower otherwise elects in accordance with Section 5.01(j) that such newly-acquired Subsidiary shall be an Excluded Subsidiary; (B) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (C) any company or business acquired or invested in pursuant to this clause (vii) shall be in the same or related line of business as the business of the Borrower or any of its Subsidiaries; (D) immediately after giving effect to the acquisition of a company or business pursuant to this clause (vii), the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the Borrower delivered to the Lender Parties demonstrating such compliance; and (E) within 30 days after the acquisition of a company or business pursuant to this clause (vii) the Borrower shall provide revised forecasts of the type referred to in Section 5.03(e) giving pro forma effect to such acquisition;

(viii)        Investments in Mesabi Nugget; provided, that, both before and after giving effect to any such Investment the Borrower is in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such Investment had occurred at the beginning of the four-quarter period covered thereby;

(ix)           Other Investments at any time in the aggregate not to exceed $300,000,000;

(x)            Other Investments in an amount not to exceed, when taken together with Restricted Payments made pursuant to clause (x) of Section 5.02(g)(iii), the Available Basket Amount;

provided, that, notwithstanding the restrictions set forth in this Section 5.02(f), the Borrower may make Investments so long as immediately after giving pro forma effect to any such Investment, the Total Net Leverage Ratio is less than 3.50:1.00.

(g)           Restricted Payments.  Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) through (iv) below or would result therefrom:

(i)            the Borrower may (A) declare and pay dividends and distributions payable only in common stock of the Borrower, (B)  purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights and (C) purchase, redeem, retire or defease any Debt that is convertible into Equity Interests,

(ii)           any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.01(f)(i),

(iii)          the Borrower may make payments restricted by this Section 5.02(g) so long as (x) immediately after giving pro forma effect to such payment, the Total Net Leverage Ratio is no higher than 3.50:1.00 or (y) during any fiscal quarter of the Borrower that the Total Net Leverage Ratio exceeds 3.50:1.00, the aggregate amount of such dividends or distributions made at any time when the Total Net Leverage Ratio exceeded 3.50:1.00 does not exceed, when taken together with Investments that at such time have been made pursuant to Section 5.02(f)(x), the Available Basket Amount at such time.

(iv)          so long as no Default has occurred and is continuing or would result therefrom, the Borrower may make payments of contractual dividends on convertible equity securities.

(h)           Amendments of Constitutive Documents.  Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any respect which could be materially adverse to the interest of the Lender Parties.

(i)            Accounting Changes.  Make or permit any change in (i) accounting policies or reporting practices, except as required or permitted by GAAP, or (ii) Fiscal Year.

(j)            Amendment, Etc., of Related Documents.  Cancel or terminate any Related Document (except in connection with the prepayment of any Debt permitted to be prepaid hereunder) or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

(k)           Negative Pledge.  Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt and (B) any Debt permitted by Section 5.02(b)(i)(C), Section 5.02(b)(ii)(B) and Section 5.02(b)(iii)(B).

(l)            Partnerships, Etc.  Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

(m)          Speculative Transactions.  Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions other than in any event transactions entered into in the ordinary course of business consistent with past practice; it being understood, however, that the Borrower may engage in interest rate and commodity risk management transactions that are not speculative so long as the other requirements of this Agreement are complied with.

(n)           Payment Restrictions Affecting Subsidiaries.  Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents and (ii) any agreement or instrument evidencing Surviving Debt.

(o)           The Borrower shall not permit the Borrowing Base Obligations at any time to exceed the Borrowing Base at such time.

Section 5.03.          Reporting Requirements.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender Parties:

(a)           Default Notice.  As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such

Default and the action that the Borrower has taken and proposes to take with respect thereto.

(b)           Annual Financials.  As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders together with (i) a certificate of a Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a certificate in substantially the form of Exhibit H hereto demonstrating the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(c)           Quarterly Financials.  As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) a certificate in substantially the form of Exhibit H hereto demonstrating the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(d)           Quarterly Certificate.  Within 15 days after the end of each fiscal quarter, a certificate of a Financial Officer of the Borrower, in form and substance satisfactory to the Joint Lead Arrangers and the Administrative Agent, demonstrating that the Borrowing Base at such time exceeds Borrowing Base Obligations at such time.

(e)           Annual Budget.  As soon as available and in any event no later than 15 days before the end of each Fiscal Year, an annual budget prepared by management of the Borrower, in form satisfactory to the Joint Lead Arrangers, of balance sheets, income statements and cash flow statements on an annual basis for the Fiscal Year following such Fiscal Year and for each Fiscal Year thereafter until the Termination Date.  Such budget shall set forth a statement of the principal assumptions reflected therein.

(f)            Litigation.  Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings in which the amount involved is in excess of $25,000,000 before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g)           Securities Reports.  Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

(h)           Creditor Reports.  (i) Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Senior Notes, and (ii) promptly after the furnishing thereof, copies of any default notice furnished to any holder of Debt securities in the aggregate outstanding in excess of $25,000,000 of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

(i)            Agreement Notices.  Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Paying Agent, such information and reports regarding the Related Documents and such instruments, indentures and loan and credit and similar agreements as the Paying Agent may reasonably request.

(j)            Revenue Agent Reports.  Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $25,000,000 or more.

(k)           ERISA.  ERISA Events and ERISA Reports.  (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(i)            Plan Terminations.  Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(ii)           Plan Annual Reports.  Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(iii)          Multiemployer Plan Notices.  Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(l)            Environmental Conditions.  Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

(m)          Insurance.  As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Paying Agent, may reasonably specify.

(n)           Other Information.  Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent or the Joint Lead Arrangers, or any Lender Party through the Paying Agent, may from time to time reasonably request.

Section 5.04.          Financial Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of

Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

(a)           Total Net Leverage Ratio.  Maintain, beginning with the period of four fiscal quarters ending September 30, 2011 and at all times thereafter, a Total Net Leverage Ratio of not more than 5.00 : 1.00.

(b)           Interest Coverage Ratio.  Maintain, beginning with the period of four fiscal quarters ending September 30, 2011 and at all times thereafter, an Interest Coverage Ratio of no less than 2.50 : 1.00.

(c)           Minimum Liquidity.  Maintain, at all times that any of the Borrower’s 7.375% Senior Notes due 2012 shall remain outstanding, Liquidity in an amount equal to at least $150,000,000 in excess of the aggregate principal outstanding amount thereof.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01.          Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)           (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within two Business Days after the same becomes due and payable; or

(b)           any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c)           the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.03(e), 2.14, 5.01(e), (f), (i), (j), (l) or (n), 5.02, 5.03 or 5.04; provided that the Borrower shall have a cure period of three Business Days for any failure to perform or observe the covenants contained in Section 5.02(o) and Section 5.03; or

(d)           any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

(e)           any Loan Party, any of its Subsidiaries or any Excluded Subsidiary to the extent its Obligations are guaranteed by a Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party, such Subsidiary or such Excluded Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $20,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)            any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g)           any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $20,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)           any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)                                     any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(j)                                     any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

(k)                                  a Change of Control shall occur; or

(l)                                     any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $20,000,000; or

(m)                               any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $20,000,000 or requires payments exceeding $5,000,000 per annum; or

(n)                                 any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $20,000,000;

then, and in any such event, the Paying Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to any Issuing Bank, direct such Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and such Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 6.02.                             Actions in Respect of the Letters of Credit upon Default.  If any Event of Default shall have occurred and be continuing, the Paying Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding.  If at any time the Paying Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Paying Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Paying Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account (including following the Termination Date), such funds shall be applied to reimburse the Issuing Banks or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

ARTICLE VII

THE AGENTS, ETC.

Section 7.01.                             Authorization and Action.  Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Joint Lead Arrangers and each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Joint Lead Arrangers and such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent nor the Joint Lead Arrangers shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent nor the Joint Lead Arrangers shall be required to take any action that exposes such Agent nor the Joint Lead Arrangers to personal liability or that is contrary to this Agreement or applicable law.  Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.  Except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

Section 7.02.                             Reliance, Etc.  Neither the Joint Lead Arrangers nor any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Joint Lead Arrangers and each Agent:  (a) may treat the payee of any Note as the holder thereof until, in the case of the Paying Agent, the Paying Agent receives and accepts an Assignment and Assumption entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent or the Joint Lead Arrangers, such Agent or the Joint Lead Arrangers has received notice from the Paying Agent that it has received and accepted such Assignment and Assumption, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 7.03.                             Bank of America, N.A., PNC Bank, Wells Fargo Bank, National Association and Affiliates.  With respect to its Commitments, the Advances made by it and the Notes issued to it, each of Bank of America, N.A., PNC Bank and Wells Fargo Bank, National Association shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated, include Bank of America, N.A., PNC Bank and Wells Fargo Bank, National Association in their respective individual capacities.  Bank of America, N.A., PNC Bank and Wells Fargo Bank, National

Association and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Bank of America, N.A., PNC Bank and Wells Fargo Bank, National Association were not Agents and without any duty to account therefor to the Lender Parties.

Section 7.04.                             Lender Party Credit Decision.  Each Lender Party acknowledges that it has, independently and without reliance upon any Agent, the Joint Lead Arrangers or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent, the Joint Lead Arrangers or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 7.05.                             Indemnification.

(a)                                  Each Lender Party severally agrees to indemnify each Lead Arranger and each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s or such Lead Arranger’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction with respect to such Agent or the Joint Lead Arrangers, as the case may be.  Without limitation of the foregoing, each Lender Party agrees to reimburse the Joint Lead Arrangers and each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Lead Arranger or such Agent is not promptly reimbursed for such costs and expenses by the Borrower.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

(b)                                 Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction.  Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

(c)                                  For purposes of this Section 7.05, the Lender Parties’ respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to such Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.  The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party’s ratable share of such amount.  Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

Section 7.06.                             Successor Agents.  Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents (except in the case of any collateral security held by any Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above.  After any retiring Agent’s resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 7.07.                             The Joint Lead Arrangers, the Syndication Agents and the Documentation Agents.  It is understood and agreed by all parties hereto that neither the Joint Lead Arrangers, nor any Syndication Agent, nor any Documentation Agent shall have any duties or responsibilities under this Agreement (except, as to the Joint Lead Arrangers, for certain approval rights expressly provided for herein), and shall have no liability for any actions taken or not taken in connection with this Agreement or the other Transaction Documents.

ARTICLE VIII

MISCELLANEOUS

Section 8.01.                             Amendments, Etc.  No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:  (i) decrease the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (ii) reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty issued by it or, except in connection with a permitted asset sale, release such Guarantor or otherwise limit such Guarantor’s liability with respect to the Obligations owing to the Agents and the Lender Parties, in each case if such reduction, release or limitation is in respect of all or substantially all of the value of the Guaranties, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions, (iv) amend Section 2.13 or this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by each Lender ~~that has a Commitment under the Revolving Credit Facility~~ if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender or (v) amend Section 1.05 or the definition of “Alternative Currency”; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or an Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of such Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 8.02.                             Notices, Etc.  (a)  All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, faxed or delivered, if to the Borrower, at its address at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, Attention:  Theresa E. Wagler (facsimile 260-969-3587); if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at PNC Bank, Three PNC Plaza, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Susan Dimmick (facsimile 412-762-6484); and if to the Paying Agent, at its address at PNC Firstside Center, 500 First Avenue, P7-PFSC-04-I, Pittsburgh, Pennsylvania 15219, Attention: Gerri Porter (facsimile 412-762-8672) and with respect to notices and/or deliveries pursuant to Section 5.03; or, as to the Borrower or the Paying Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Paying Agent.  All such notices and other communications shall, when mailed, or faxed, be effective when deposited in the mails, transmitted by facsimile, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent.  Delivery by facsimile or .pdf of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

(b)                                 Notices and other communications to the Lender Parties hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Paying Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Paying Agent and the applicable Lender.  The Paying Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 8.03.                             No Waiver; Remedies.  No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 8.04.                             Costs and Expenses.  (a)  The Borrower agrees to pay on demand (i) all costs and expenses of the Joint Lead Arrangers and, after the Initial Extension of Credit, and except as otherwise provided in this Agreement, also each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Joint Lead Arrangers and, after the Initial Extension of Credit, also each Agent with respect thereto, including the reasonable fees and expenses of Shearman & Sterling LLP with respect to advising the Joint Lead Arrangers or such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto, it being understood and agreed that with respect to the payment of legal fees and expenses, unless and until the circumstances set forth in clause (ii) below shall occur, the Borrower shall only be responsible for the fees and expenses of Shearman & Sterling LLP and any local counsel selected by it in connection with any and all of the foregoing), and (ii) all costs and expenses of each of the Joint Lead Arrangers, each Agent and each Lender Party in connection with the enforcement of and/or the protection of its rights under the Loan Documents and Advances made and Letters of Credit issued hereunder, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, or any workout, restructuring or negotiations in respect of the Loan Documents, such Advances or such Letters of Credit (including, without limitation, the reasonable fees and expenses of counsel for each of the Joint Lead Arrangers, the Administrative Agent and each Lender Party with respect thereto).

(b)                                 The Borrower agrees to indemnify, defend and save and hold harmless each of Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Bank, National Association, PNC Capital Markets LLC, Wells Fargo Bank, National Association and Wells Fargo Securities LLC, each Lender Party and each of their respective Affiliates and their respective partners, officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, settlement costs, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel (including the allocated cost of internal counsel)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any actual or prospective claim, investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents, the performance by the parties hereto of their respective obligations hereunder or thereunder or any of the transactions contemplated thereby or (ii) the actual or alleged presence or release of Hazardous Materials on any property owned or operated by any

Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY.  The Borrower also agrees not to assert, and hereby waives, any claim against any Lead Arranger, Agent, any Lender Party or any of their Affiliates, or any of their respective partners, officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.  No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c)                                  If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

(d)                                 If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Paying Agent or any Lender Party, in its sole discretion.

(e)                                  Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the

Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

Section 8.05.                             Right of Set-off.  Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Paying Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of set off, (x) all amounts so set off shall be paid over immediately to the Paying Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Paying Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Paying Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, further, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

Section 8.06.                             Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Paying Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

Section 8.07.                             Assignments and Participations.

(a)                                  Each Lender may, and (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days’ notice to such Lender and the Paying Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Paying Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance (other than as to assignments to then existing Lenders and/or their Affiliates) and recording in the Register, an Assignment and Assumption, together with any Note or Notes subject to such assignment and together with a processing and recordation fee in the amount of $3,500; provided, however, that the processing and recordation fee set forth in sub-clause (iv) above shall not be payable (A) with respect to an assignment by any Lender Party to an Affiliate or an Approved Fund of such Lender Party, or (B) with respect to an assignment (x) which is both by and to an existing Lender Party or (y) with a stated effective date occurring prior to the 90th day after the Effective Date hereof.

(b)                                 Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Assumption, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender or an Issuing Bank, as the case may be, hereunder and (ii) the Lender or an Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Lender’s or an Issuing Bank’s rights and obligations under this Agreement, such Lender or such Issuing Bank shall cease to be a party hereto).

(c)                                  By executing and delivering an Assignment and Assumption, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:  (i) other than as provided in such Assignment and Assumption, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or an Issuing Bank, as the case may be.

(d)                                 The Paying Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the “Register”).  In addition, the Paying Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon its receipt of an Assignment and Assumption executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Paying Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent.  In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Paying Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Assumption and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder.  Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit A hereto.

(f)                                    Each Issuing Bank may assign to an Eligible Assignee all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that each such assignment shall be to an Eligible Assignee and the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, an Assignment and Assumption.

(g)                                 Each Lender Party may sell participations to one or more Persons (other than a natural person, a Defaulting Lender or any Loan Party or any of Affiliates thereof) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

(h)                                 Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

(i)                                     Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(j)                                     No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(k)                                  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Paying Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Paying Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Paying Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and purchases of Letters of Credit Advances and Swing Line Advances in

accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 8.08.                             Replacement of Lenders.  If any Lender (a) requests compensation under Section 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (b) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 8.01 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent (such Lender, a “Non-Consenting Lender”), then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans, and its Commitments hereunder to one or more assignees; in each case, provided that:

(a)                                  the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 8.07(a);

(b)                                 such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12 (i) in the event that as of any date, more than one Lender shall have an outstanding request for any such compensation, the Borrower shall not require an assignment by any one Lender requesting such compensation at such time without also requiring an assignment by all such Lenders, (ii), such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 in the case of any assignment resulting from the existence of a Non-Consenting Lender, any such assignee shall consent, at the time of such assignment, to the matters in respect of which such Non-Consenting Lender failed to consent; and

(e)                                  such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 8.09.          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf shall be effective as delivery of an original executed counterpart of this Agreement.

Section 8.10.          No Liability of the Issuing Banks.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither the Agents, the Lenders nor any Issuing Bank nor any of their respective officers or directors shall be liable or responsible for:  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; (d) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), or any error in interpretation of technical terms therein; or (e) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Section 8.11.          Confidentiality.  Each Agent and each Lender Party shall hold all information supplied by the Borrower or any of its Subsidiaries that is marked confidential (the “Confidential Information”) confidential in accordance with its customary practices for handling confidential information, provided that, in any event, disclosure may be made without the consent of the Borrower, (a) to such Agent’s or such Lender Party’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible

Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party or any of its Affiliates, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party, (e) on a confidential basis to swap counterparties in connection with hedging transactions entered into by a Lender Party with respect to a Loan Party or any of obligations of a Loan Party and (f) as may be reasonably necessary in connection with the enforcement of the rights and remedies of the Lender Parties under the Loan Documents.

Section 8.12.          Release of Collateral.  Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, and the Lender Parties hereby authorize the Collateral Agent to, all at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

Section 8.13.          Jurisdiction, Etc.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court.  The Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York state court or in such federal court may be made upon CT Corporation System or other nationally recognized process agent (the “Process Agent”) to be designated by the Borrower from time to time by written notice to the Administrative Agent and the Borrower hereby irrevocably appoints such Process Agent its authorized agent to accept such service of process, and agrees that the failure of such Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.  The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 8.14.          Governing Law.  Each Loan Document (other than the Letters of Credit, to the extent specified below and except as otherwise expressly set forth in a Loan Document) will each be deemed to be a contract made under and governed by the laws of the State of New York (including for such purpose Sections 5-1407 and 5-1402 of the General Obligations Law of the State of New York).  Each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or the related Letter of Credit Agreement, or if no laws or rules are designated, the International Standby Practices (ISP98 — International Chamber of Commerce Publication Number 590 (the “ISP Rules”)) and, as to matters not governed by the ISP Rules, the internal laws of the State of New York.  The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

Section 8.15.          Reallocation and Assignment of Existing Facility.  The credit extensions and commitments made by the Existing Lenders and outstanding pursuant to the Existing Credit Agreement and not refinanced in connection with the Refinancing, shall be assigned without recourse and re-allocated among the Lenders so that, and credit extensions and commitments shall be made by the Lenders pursuant to this Agreement so that, from and after the Effective Date, the respective commitments and credit extensions of the Lenders shall be in accordance with Schedule I.  Credit extensions made by Existing Lenders and not so assigned shall, effective as of the Effective Date, be evidenced and governed by this Agreement and the Loan Documents.

Section 8.16.          Effect of this Agreement.  This Agreement amends and restates the Existing Credit Agreement in its entirety and is entitled to the benefit of all existing Loan Documents.  Any reference in any other Loan Document to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Existing Credit Agreement shall mean and refer to this Agreement.  Any reference in any other Loan Document to the “Obligations” or any similar term including or referencing obligations under the Existing Credit Agreement shall include and reference the Obligations as defined in this Agreement.  All Obligations under the Existing Credit Agreement and the other Loan Documents shall continue to be outstanding except as expressly modified by this Agreement and shall be governed in all respects by this Agreement and the other Loan Documents, it being agreed and understood by the parties hereto that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Existing Credit Agreement or any other Loan Document except as expressly modified by this Agreement, nor, except as expressly provided herein, does it operate as a waiver of any right, power or remedy of any Lender under any Loan Document.  The security interests granted pursuant to any Loan Documents shall, as modified hereby, continue in full force and effect, and are hereby affirmed, with respect to this Agreement and the Obligations as defined herein.  In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement shall govern.

Section 8.17.          No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement severally provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders (severally), on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Joint Lead Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, nor the Joint Lead Arrangers nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Joint Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against any of the Administrative Agent, the Joint Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 8.18.          Patriot Act Notice.  Each Lender hereby notifies each Loan Party that, pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes names and addresses and other information that will allow it to identify each Loan Party in accordance with the Patriot Act.

Section 8.19         Waiver of Jury Trial.  Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STEEL DYNAMICS, INC.

By
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent, Initial Issuing Bank, Swing Line Bank and a Lender

By
Name:
Title:

BANK OF AMERICA, N.A.
as a Lender

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By
Name:
Title:

[Signature Page]

[ ],
as a Lender

By
Name:
Title:

[Signature Page]

EXHIBIT A-1

FORM OF
REVOLVING CREDIT NOTE

$	Dated: ,

FOR VALUE RECEIVED, the undersigned, STEEL DYNAMICS, INC., an Indiana corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to                                                    or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of September 29, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, PNC Bank, as Collateral Agent, PNC Bank, National Association, as Administrative Agent for the Lender and such other lender parties, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents and PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

The Borrower promises to pay to                  or its registered assigns interest on the unpaid principal amount of each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance from the date of such Revolving Credit Advance, Letter of Credit Advance or Swing Line Advance, as the case may be, until such principal amount is paid in full (as well after as before judgment), at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to PNC Bank, National Association, in its capacity as Paying Agent under the Credit Agreement, at PNC Firstside Center, 500 First Avenue, P7-PFSC-04-I, Pittsburgh, Pennsylvania 15219, in same day funds without set-off or counterclaim.  The Lender is hereby authorized to record each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of advances (variously, the “Revolving Credit Advances”, the “Letter of Credit Advances” or the “Swing Line Advances”) by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral and guaranteed by the Guaranties as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

STEEL DYNAMICS, INC.

By
Name:
Title:

2

EXHIBIT A-2

FORM OF
TERM NOTE

$	Dated: ,

FOR VALUE RECEIVED, the undersigned, STEEL DYNAMICS, INC., an Indiana corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to                                                    or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Term Advances owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of September 29, 2011 (as amended by Amendment No. 1 and as may be further, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, PNC Bank, as Collateral Agent, PNC Bank, National Association, as Administrative Agent for the Lender and such other lender parties, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents and PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

The Borrower promises to pay to                  or its registered assigns interest on the unpaid principal amount of each Term Advance until such principal amount is paid in full (as well after as before judgment), at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to PNC Bank, National Association, in its capacity as Paying Agent under the Credit Agreement, at PNC Firstside Center, 500 First Avenue, P7-PFSC-04-I, Pittsburgh, Pennsylvania 15219, in same day funds without set-off or counterclaim.  The Lender is hereby authorized to record each Term Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral and guaranteed by the Guaranties as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

STEEL DYNAMICS, INC.

By
Name:
Title:

2

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Interest Period (If Applicable)	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

~~[Signature Page]~~

Annex B

CONSENT

Dated as of January 11, 2012

Each of the undersigned, (a) as Guarantor under the Amended and Restated Subsidiary Guaranty dated as of September 29, 2011 (the “Subsidiary Guaranty”) in favor of the Secured Parties referred to in the 2011 Credit Agreement referred to in the foregoing Amendment (the “Credit Agreement”) and (b) as Grantor under the Amended and Restated Security Agreement dated as September 29, 2011 (as amended, amended and restated, supplemented or modified from time to time, the “Security Agreement”) to PNC Bank, National Association as Collateral Agent for such Secured Parties, hereby consents to such Amendment and hereby confirms and agrees that (A) notwithstanding the effectiveness of such Amendment, each of the Subsidiary Guaranty and the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Subsidiary Guaranty or the Security Agreement to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment and (B) the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

[GUARANTORS]

By:
Name:
Title:

Schedule I

Term Commitment Amounts

Lender	Term Commitment Amount
Bank of America, N.A.	$41,250,000
PNC Bank, National Association	$41,250,000
Wells Fargo Bank, National Association	$41,250,000
Fifth Third Bank	$22,250,000
JPMorgan Chase Bank, N.A.	$22,250,000
Morgan Stanley Bank, N.A.	$22,250,000
RBS Citizens, N.A.	$22,250,000
Suntrust Bank	$22,250,000
Goldman Sachs Bank USA	$10,000,000
BMO Harris Financing, Inc.	$10,000,000
U.S. Bank National Association	$10,000,000
Chang Hwa Commercial Bank, Ltd., Los Angeles Branch	$5,000,000
The Northern Trust Company	$5,000,000

TOTAL	$275,000,000